                                                                     Exhibit 10
                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                            VENDELL HEALTHCARE, INC.,

                  THE SUBSIDIARIES OF VENDELL HEALTHCARE, INC.
                           LISTED ON EXHIBIT A HERETO,

                                       AND

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.




                                FEBRUARY 27, 1997

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE 1.        DEFINITIONS..........................................................................1
                  1.1.      "Adjustment Time"..........................................................1
                  1.2.      "Affiliate"................................................................1
                  1.3.      "Agreement"................................................................2
                  1.4.      "Assets"...................................................................2
                  1.5.      "Assumed Liabilities"......................................................2
                  1.6.      "Bankruptcy Code"..........................................................2
                  1.7.      "Bankruptcy Court".........................................................2
                  1.8.      "Benefit Plans"............................................................2
                  1.9.      "Books and Records"........................................................2
                  1.10.     "Business".................................................................3
                  1.11.     "Business Day".............................................................3
                  1.12.     "CCS Common Stock".........................................................3
                  1.13.     "CCS Public Documents".....................................................3
                  1.14.     "CCS Subsidiaries".........................................................3
                  1.15.     "Closing"..................................................................3
                  1.16.     "Closing Date".............................................................3
                  1.17.     "Closing Documents"........................................................3
                  1.18.     "Code".....................................................................3
                  1.19.     "Contract".................................................................3
                  1.20.     "Current Assets"...........................................................3
                  1.21.     "Current Liabilities"......................................................3
                  1.22.     "Damages"..................................................................3
                  1.23.     "Disclosure Statement".....................................................4
                  1.24.     "Employee Benefit Plan"....................................................4
                  1.25.     "Employee Pension Benefit Plan"............................................4
                  1.26.     "Employee Welfare Benefit Plan"............................................4
                  1.27.     "Environmental Claim"......................................................4
                  1.28.     "Environmental Laws".......................................................5
                  1.29.     "ERISA"....................................................................5
                  1.30.     "ERISA Affiliate"..........................................................5
                  1.31.     "ERISA Plan"...............................................................5
                  1.32.     "Escrow Agent," "Escrow Agreement," and "Escrow Amount"....................5
                  1.33.     "Exchange Act".............................................................5
                  1.34.     "Excluded Assets"..........................................................5
                  1.35.     "Excluded Liabilities".....................................................5

                  1.36.     "GAAP".....................................................................5
                  1.37.     "Governmental or Regulatory Authority".....................................6
                  1.38.     "Hospitals"................................................................6
                  1.39.     "Indebtedness".............................................................6
                  1.40.     "Indemnified Party"........................................................6
                  1.41.     "Indemnifying Party".......................................................6
                  1.42.     "Intellectual Property"....................................................6
                  1.43.     "Inventory"................................................................6
                  1.44.     "IRS"......................................................................6
                  1.45.     "Laws".....................................................................6
                  1.46.     "Lease Documents"..........................................................7
                  1.47.     "Leased Property"..........................................................7
                  1.48.     "Liabilities"..............................................................7
                  1.49.     "Licenses".................................................................7
                  1.50.     "Liens"....................................................................7
                  1.51.     "Marketed Hospitals".......................................................7
                  1.52.     "Material Adverse".........................................................7
                  1.53.     "Materials of Environmental Concern".......................................7
                  1.54.     "Medical Waste"............................................................7
                  1.55.     "Medical Waste Laws".......................................................7
                  1.56.     "Noteholders"..............................................................8
                  1.57.     "Order"....................................................................8
                  1.58.     "Permitted Encumbrances"...................................................8
                  1.59.     "Permitted Lien"...........................................................8
                  1.60.     "Person"...................................................................8
                  1.61.     "Personal Property"........................................................8
                  1.62.     "Plan of Reorganization"...................................................9
                  1.63.     "Prepaid Expenses".........................................................9
                  1.64.     "Prime Rate"...............................................................9
                  1.65.     "Purchase Price"...........................................................9
                  1.66.     "Real Property"............................................................9
                  1.67.     "Receivables"..............................................................9
                  1.68.     "Rivendell - Michigan".....................................................9
                  1.69.     "Rivendell - Montana"......................................................9
                  1.71.     "Rights to Government Proceeds"...........................................10
                  1.72.     "Securities Act"..........................................................10
                  1.73.     "Senior Notes"............................................................10
                  1.74.     "Stockholders"............................................................10
                  1.75.     "Subsidiaries"............................................................10
                  1.76.     "Subsidiary Shares".......................................................10
                  1.77.     "Taxes"...................................................................10

                  1.78.     "Tax Returns".............................................................10
                  1.79.     "Tenant Leases"...........................................................11
                  1.80.     "Third Party Acquisition Event"...........................................11
                  1.81.     "Vendell Common Stock"....................................................11
                  1.82.     "Vendell Financial Statements"............................................11
                  1.83.     "Vendell Public Documents"................................................11
                  1.84.     "Vendell Subsidiaries"....................................................11
                  1.85.     "Vendell Subsidiary Shares"...............................................11
                  1.86.     "WARN Act"................................................................11
                  1.87.     Interpretation............................................................11

ARTICLE 2.        SALE AND TRANSFER OF ASSETS; CLOSING................................................12
                  2.1.      Purchase of Assets........................................................12
                  2.2.      Excluded Assets...........................................................14
                  2.3.      Closing...................................................................15

ARTICLE 3.        CONSIDERATION.......................................................................15
                  3.1.      Purchase Price............................................................15
                  3.2.      Cash Purchase Price Adjustments...........................................16
                  3.3.      Preliminary and Final Settlements.........................................17
                  3.4.      Stock Purchase Price......................................................18
                  3.5.      Allocations of Purchase Price.............................................19
                  3.6.      Assumption of Liabilities.................................................19
                  3.7.      Proceeds from Sale of Marketed Hospitals..................................20
                  3.8.      Assets and Assumed Liabilities of Rivendell-Michigan and Rivendell-
                            Montana...................................................................21

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF VENDELL AND VENDELL SUBSIDIARIES..................21
                  4.1.      Organization, Standing, and Foreign Qualification.........................21
                  4.2.      Power and Authority.......................................................21
                  4.3.      Vendell Financial Statements..............................................22
                  4.4.      Absence of Undisclosed Liability..........................................22
                  4.5.      Absence of Changes........................................................22
                  4.6.      Indebtedness..............................................................24
                  4.7.      Tax Matters...............................................................24
                  4.8.      Real Property, Leasehold Interests and Tenant Leases......................24
                  4.9.      Personal Property.........................................................27
                  4.10.     Intellectual Property.....................................................27
                  4.11.     Receivable................................................................27
                  4.12.     Inventories...............................................................27
                  4.13.     Insurance.................................................................28

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
                  4.14.     Compliance with Laws......................................................28
                  4.15.     Environmental.............................................................29
                  4.16.     Litigation and Claims.....................................................30
                  4.17.     Contracts and Commitments.................................................30
                  4.18.     Powers of Attorney........................................................31
                  4.19.     Benefit Plans.............................................................31
                  4.20.     Employees and Employee Relations..........................................32
                  4.21.     Vendell Public Documents..................................................33
                  4.22.     Pending Transactions......................................................33
                  4.23.     Brokers and Finders.......................................................33
                  4.24.     Statements True and Correct...............................................33
                  4.25.     Certain Limitations.......................................................34

ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF CCS AND THE CCS SUBSIDIARIES......................34
                  5.1.      Organization, Standing, and Foreign Qualification.........................34
                  5.2.      Power and Authority.......................................................34
                  5.3.      Authorization of CCS Common Stock.........................................35
                  5.4.      Capitalization............................................................35
                  5.5.      CCS Public Documents......................................................35
                  5.6.      Exemption from Registration...............................................36
                  5.7.      No Material Adverse Change................................................36
                  5.8.      Brokers and Finders.......................................................36
                  5.9.      Statements True and Correct...............................................36
                  5.10.     Certain Limitations.......................................................36

ARTICLE 6.        ACCESS TO INFORMATION AND DOCUMENTS.................................................36
                  6.1.      Access to Information.....................................................36
                  6.2.      Return of Records.........................................................37
                  6.3.      Effect of Access..........................................................37

ARTICLE 7.        COVENANTS...........................................................................37
                  7.1.      Conduct of Business.......................................................37
                  7.2.      Relationship with Employees, Suppliers, and Patients......................39
                  7.3.      Exclusive Dealings........................................................39
                  7.4.      Filing of Bankruptcy Petition(s); Confirmation of Plan of Reorganization..39
                  7.5.      CCS Efforts to Obtain Bankruptcy Court Approval...........................40
                  7.6.      Supplying of Financial Statements.........................................41
                  7.7.      Issuance or Purchase of Securities........................................41
                  7.8.      Amendment to Certificate of Incorporation or Bylaws.......................41
                  7.9.      Meeting of Stockholders...................................................41

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
                  7.10.     Exemption from State Takeover Laws........................................41
                  7.11.     Public Disclosures........................................................41
                  7.12.     Notice of Subsequent Events...............................................42
                  7.13.     Other Actions.............................................................42
                  7.14.     Cooperation...............................................................42
                  7.15.     Title Matters.............................................................43
                  7.16.     Opinions of Counsel.......................................................43
                  7.17.     Survival of Representations and Warranties; Indemnification...............43
                  7.18.     Employees.................................................................45
                  7.19.     Winding Up................................................................46
                  7.20.     Reserves and Payment of Governmental Third Payor Claims...................46
                  7.21.     Assignment of Contracts, Licenses, Rights, Etc............................47

ARTICLE 8.        TERMINATION, AMENDMENT, AND WAIVER..................................................47
                  8.1.      Termination...............................................................47
                  8.2.      Effect of Termination.....................................................48
                  8.3.      Amendment.................................................................48
                  8.4.      Extension; Waiver.........................................................48
                  8.5.      Procedure for Termination, Amendment, Extension, or Waiver................48
                  8.6.      Expenses; Break-up Fees...................................................48

ARTICLE 9.        CONDITIONS TO CLOSING...............................................................49
                  9.1.      Mutual Conditions.........................................................49
                  9.2.      Conditions to Obligations of CCS..........................................50
                  9.3.      Conditions to Obligations of Vendell......................................52

ARTICLE 10.       MISCELLANEOUS.......................................................................52
                  10.1.     Notices...................................................................52
                  10.2.     Further Assurances........................................................53
                  10.3.     Governing Law.............................................................54
                  10.4.     Captions..................................................................54
                  10.5.     Integration of Exhibits...................................................54
                  10.6.     Entire Agreement..........................................................54
                  10.7.     Counterparts..............................................................54
                  10.8.     Binding Effect............................................................54
                  10.9.     Legal Fees and Costs......................................................54
                  10.10.    Remedies Exclusive........................................................55
                  10.11.    Sales Taxes...............................................................55

Exhibits and Schedules
----------------------
Exhibit 1.23               --    Disclosure Statement
Exhibit 1.62               --    Plan of Reorganization
Exhibit 1.70               --    Form of Sale Motion
Exhibit 2.3(ii)(A)         --    Form of Bill of Sale, Assignment, and Assumption
Exhibit 3.1(a)(ii)         --    Form of Escrow Agreement
Exhibit 7.16(A)            --    Form of Opinion of Bass, Berry & Sims PLC
Exhibit 7.16(B)            --    Form of Opinion of Katten Muchin & Zavis


Schedule 1.58              --    Permitted Encumbrances
Schedule 1.59              --    Permitted Liens
Schedule 2.1(a)            --    Real Property
Schedule 2.1(b)            --    Licenses
Schedule 2.1(c)            --    Lease Documents
Schedule 2.1(d)            --    Contracts
Schedule 2.1(k)            --    Intellectual Property
Schedule 2.2(c)            --    Excluded Books and Records
Schedule 2.2(d)            --    Excluded Lease Documents, Nonassignable Contracts, Licenses, and
                                 Intellectual Property
Schedule 3.5(b)            --    Allocation of Purchase Price Among Vendell and Vendell Subsidiaries
Schedule 4.2               --    Required Consents
Schedule 4.3               --    Vendell Financial Statements
Schedule 4.4               --    Liabilities
Schedule 4.5               --    Changes
Schedule 4.6               --    Indebtedness
Schedule 4.8.1             --    Property Condition
Schedule 4.8.3             --    Compliance
Schedule 4.8.4             --    Leases Affecting Real Property
Schedule 4.11              --    Receivables Subject to Adjustment
Schedule 4.13              --    Insurance
Schedule 4.14(a)           --    Compliance with Laws
Schedule 4.14(c)           --    Fraudulent Claims
Schedule 4.14(d)           --    Investigations by Federal or State Governmental Regulatory Authority
Schedule 4.15              --    Environmental Matters
Schedule 4.16              --    Litigation
Schedule 4.18              --    Powers of Attorney
Schedule 4.19(a)           --    Employee Benefit Plans
Schedule 4.19(c)           --    Benefit Plan Compliance


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
Schedule 4.19(g)           --    Employee Benefit Plan Providing Welfare Benefit
Schedule 4.19(h)           --    Severance Issues
Schedule 4.20              --    Employees
Schedule 5.4               --    Obligations Regarding CCS Common Stock

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into to be effective as of February 27, 1997 by and among Vendell Healthcare, Inc., a Delaware corporation ("Vendell"), the Subsidiaries of Vendell listed on the signature pages hereto (the "Vendell Subsidiaries") (Vendell and the Vendell Subsidiaries are referred to herein collectively and, when the context so requires, individually, as "Seller"), and Children's Comprehensive Services, Inc., a Tennessee corporation ("CCS") (CCS and the subsidiaries formed to acquire assets hereunder (the "CCS Subsidiaries") are referred to herein collectively and, when the context so requires, individually, as "Buyer").

                                    RECITALS

     WHEREAS, Seller owns and operates the Hospitals (as hereinafter defined) and related behavioral care businesses;

     WHEREAS, Seller desires to sell substantially all of the assets constituting the Business (as hereinafter defined) owned by Seller to Buyer, and Buyer desires to purchase such assets and assume certain liabilities and obligations of Seller in conformity with the terms and conditions hereof; and

     WHEREAS, Seller and Buyer agree that the sale of the Business will be accomplished pursuant to the Plan of Reorganization or the Sale Motion (as hereinafter defined) of Vendell;

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereby agree as follows:

ARTICLE 1. DEFINITIONS

     As used in this Agreement, the following defined terms shall have the meanings indicated below:

     1.1. "Adjustment Time" shall have the meaning ascribed to it in Section 3.2 of the Agreement.

     1.2. "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person.

     1.3. "Agreement" shall mean this Asset Purchase Agreement, as the same shall be amended from time to time.

     1.4. "Assets" shall have the meaning ascribed to it in Section 2.1 of this Agreement.

     1.5. "Assumed Liabilities" shall have the meaning ascribed to it in Section
3.6 of this Agreement.

     1.6. "Bankruptcy Code" shall mean Title 11 of the United States Code.

     1.7. "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Middle District of Tennessee.

     1.8. "Benefit Plans" shall mean all Employee Benefit Plans, all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all plans established pursuant to Section 125 of the Code and all stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock and other stock plans (whether qualified or nonqualified) and all other pension, welfare, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health or other and whether key man, group or other), profit sharing, disability, thrift, day care, legal services, leave of absence, layoff, vacation and supplemental or excess benefit plans and all other benefit Contracts, arrangements or procedures having the effect of a plan, in each case existing on or before the Closing Date under which a Person or any of its Subsidiaries is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representatives providing services to or for Seller; provided, however, that such term shall not include (a) workers' compensation insurance and (b) directors and officers' liability insurance.

     1.9. "Books and Records" shall mean all accounting, actuarial, audit, financial reporting, Tax, business, marketing, corporate and other files, documents, instruments, papers, books and records of a Person and its Subsidiaries, including without limitation financial statements, budgets, pricing guidelines, ledgers, journals, deeds, title policies, underwriting and other manuals, minute books, stock certificates and books, stock transfer ledgers, agent lists, policyholder lists, customer lists, provider lists, reports, computer files and programs, retrieval programs, operating data or plans and environmental studies or plans.

     1.10. "Business" shall mean the behavioral care business of Seller conducted through the Hospitals, outpatient clinics, and otherwise.

     1.11. "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in Nashville, Tennessee are authorized or obligated to close.

     1.12. "CCS Common Stock" shall mean the common stock, par value $.01 per share, of CCS.

     1.13. "CCS Public Documents" shall mean CCS's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (including any documents incorporated by reference therein), Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, September 30, and December 31, 1996, and CCS's Registration Statement on Form S-2 (Registration No. 333-8387).

     1.14. "CCS Subsidiaries" shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.15. "Closing" shall mean the closing of the sale and purchase of the Assets contemplated by this Agreement.

     1.16. "Closing Date" shall mean the date on which the Closing occurs.

     1.17. "Closing Documents" shall have the meaning ascribed to it in Section
2.3 of this Agreement.

     1.18. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.19. "Contract" shall mean any agreement, lease, sublease, promissory note, evidence of indebtedness, mortgage, indenture (other than with respect to the Senior Notes), security agreement, insurance policy, annuity, or other contract (whether written or oral).

     1.20. "Current Assets" shall have the meaning ascribed to it in Section 3.2 of this Agreement.

     1.21. "Current Liabilities" shall have the meaning ascribed to it in
Section 3.2 of this Agreement.

     1.22. "Damages" shall mean any and all liabilities, losses, damages, demands, claims, suits, actions, judgments, causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by any party to this Agreement.

     1.23. "Disclosure Statement" shall mean the disclosure statement substantially in the form of Exhibit 1.23 hereto, whereby Vendell will seek approval of the Plan of Reorganization, and where appropriate shall also mean the disclosure statement(s) of Rivendell-Michigan and Rivendell-Montana in the event either or both file a Chapter 11 bankruptcy petition pursuant to Section
7.4 of this Agreement, which disclosure statement(s) shall be reasonably satisfactory to CCS prior to filing.

     1.24. "Employee Benefit Plan" shall mean each employee benefit plan (whether or not insured), as defined in Section 3(3) of ERISA, which is or was in existence on or before the Closing Date, under which Seller is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representations providing services to or for Seller.

     1.25. "Employee Pension Benefit Plan" shall mean each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before the Closing Date, under which Seller is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representatives providing services to or for Seller.

     1.26. "Employee Welfare Benefit Plan" shall mean each employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, which is or was in existence on or before the Closing Date, under which Seller is or may hereafter become obligated in any manner (including, without limitation, obligations to make contributions or other payments) and which cover or have covered some or all of the present or former officers, directors, employees, agents, consultants or other similar representatives providing services to or for Seller.

     1.27. "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from, in part or in whole, (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by Vendell or (b) circumstances forming the basis of any material violation, or alleged material violation, of the Environmental Laws or the Medical Waste Laws.

     1.28. "Environmental Laws" shall mean the Laws of any Governmental or Regulatory Authority (including, without limitation, any state wherein Vendell conducts business) relating to the use, refinement, recycling, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified until the date of closing, including, without limitation, the following statutes: Federal Resources Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq.; Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq.; Federal Clean Air Act, 42 U.S.C. ss. 7401, et seq.; Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. ss. 1251, et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. ss. 136, et seq.; Federal Hazardous Materials Transportation Act, 48 U.S.C. ss. 1801, et seq.; Federal Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.; and Federal Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq.

     1.29. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     1.30. "ERISA Affiliate" shall mean any Person who is in the same controlled group of corporations or who, before the Closing, is under common control with Seller (within the meaning of Section 414 of the Code).

     1.31. "ERISA Plan" shall mean any Employee Pension Benefit Plan or Employee Welfare Benefit Plan.

     1.32. "Escrow Agent," "Escrow Agreement," and "Escrow Amount" shall have the meanings ascribed to such terms in Section 3.1 of this Agreement.

     1.33. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     1.34. "Excluded Assets" shall have the meaning ascribed to it in Section
2.2 of this Agreement.

     1.35. "Excluded Liabilities" shall have the meaning ascribed to it in
Section 3.6 of this Agreement.

     1.36. "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period, except, in the case of unaudited interim financial statements, for the absence of footnote disclosure and for normal recurring year-end adjustments that individually or in the aggregate would not have a Material Adverse effect on the financial statements to which such adjustments relate.

     1.37. "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, board, bureau, body, exchange, official, association, or other instrumentality or organization of the United States, any foreign country, or any domestic or foreign state, city, county, municipality, territory, province, commonwealth, protectorate, possession or other political subdivision, including without limitation the Federal Trade Commission, the United States Department of Justice, and state attorneys general.

     1.38. "Hospitals" shall mean Rivendell of Arkansas, Rivendell of Kentucky, Rivendell of Michigan, Rivendell of Montana, Rivendell of Panama City, Rivendell of Utah, Gulf Pines Hospital and Red River Hospital.

     1.39. "Indebtedness" of any Person shall mean all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     1.40. "Indemnified Party" shall have the meaning ascribed to it in Section
7.17 of this Agreement.

     1.41. "Indemnifying Party" shall have the meaning ascribed to it in Section
7.17 of this Agreement.

     1.42. "Intellectual Property" shall mean all names, marks, trademarks, service marks, patents, patent rights, assumed names, slogans, trade secrets, copyrights, trade names and all registrations with respect to the foregoing used in the Business of Seller.

     1.43. "Inventory" shall mean all inventories of supplies, drugs, foods, janitorial and office supplies and other disposables and consumables of Seller located at the Hospitals or used in connection with the Business.

     1.44. "IRS" shall mean the United States Internal Revenue Service.

     1.45. "Laws" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, province, commonwealth, city, county, municipality, territory, protectorate, possession or other political subdivision or of any Governmental or Regulatory Authority.

     1.46. "Lease Documents" shall mean the documents enumerating the rights of Seller in the Leased Property.

     1.47. "Leased Property" shall mean that portion of the Real Property leased by Seller.

     1.48. "Liabilities" shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     1.49. "Licenses" shall mean all licenses, sublicenses, permits, certificates of authority, exemptions, classifications, authorizations, approvals, registrations, franchises, and similar documents, instruments, or consents granted or issued by any Governmental or Regulatory Authority.

     1.50. "Liens" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     1.51. "Marketed Hospitals" shall mean the Hospitals located in Wichita Falls, Texas, and West Jordan, Utah.

     1.52. "Material Adverse" in the context of an effect on the Business shall mean any effect as to which there is a reasonable likelihood that a prudent investor would consider such effect important in deciding whether or not to purchase or invest in a Person.

     1.53. "Materials of Environmental Concern" shall mean any toxic or hazardous waste, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substances," "hazardous waste," "toxic substances," "toxic pollutant," "medical waste" or similarly identified substances or mixtures, in or pursuant to the Environmental Laws or the Medical Waste Laws.

     1.54. "Medical Waste" shall mean any substance, pollutant, materials or containment listed or regulated under either the Medical Waste Tracking Act of 1988, 42 U.S.C. ss.ss.6992, et seq. ("MWTA"), 42 Part 72 and 49 CFR ss.173, 386
or the Medical Waste Laws.

     1.55. "Medical Waste Laws" shall mean the following, including, without limitation, regulations promulgated and orders issued thereunder, to the extent such Medical Waste Laws regulate Medical Waste, all as may be amended or modified until the date of closing: the MWTA, the Resource Conservation and Recovery Act, 42 USCA ss.6901 et seq.; the Air Pollution Prevention and Control Act, 42 USCA ss.7401 et seq.; the Federal Water Pollution Control Act, 33 USCA ss.ss.1251 et seq.; the Marine Protection, Research, and Sanctuaries Act of 1972,

33 USCA ss.ss.1401 et seq.; Nuclear Regulatory Commission regulations contained in 10 CFR Part 20; and 10 CFR Part 61, Occupational Health Act, 29 USCA 651 et seq.; Public Health Service regulations contained in 42 CFR Part 72; Food and Drug Administration regulations contained in 21 CFR Parts 58 and 211; U.S. Department of Transportation regulations contained in 49 CFR Parts 171-179; the Act to Prevent Pollution from Ships, 33 U.S.C.A. ss.1901 et seq.; United States Department of Agriculture regulations contained in 9 CFR Parts 50 through 56; United States Postal Service regulations contained in 39 CFR Part 111; and local environmental and safety laws, rules, regulations, and other legally binding requirements, and any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

     1.56. "Noteholders" shall mean the holders of record of the Senior Notes as of the "Record Date" (as defined in the Plan of Reorganization).

     1.57. "Order" shall mean any writ, judgment, decree, injunction or similar order of, or any stipulation, agreement or understanding with, any Governmental or Regulatory Authority (in each such case whether preliminary or final, formal or informal or public or nonpublic).

     1.58. "Permitted Encumbrances" shall mean (i) liens for current ad valorem taxes and assessments not yet due and payable, (ii) all existing utility, access or other easements and rights of way of record, (iii) laws regulating the use or enjoyment of the Real Property, (iv) all Tenant Leases, (v) all encumbrances described on Schedule 1.58, and (vi) any other matters approved by CCS in writing; provided that none of the matters described in clauses (ii) or (iii), either individually or in the aggregate, materially interfere with or impair the present use or operation of the Real Property or any part thereof, or materially impair either the value of or marketability of title to the Real Property.

     1.59. "Permitted Lien" shall mean (i) any statutory Lien arising out of the operation of Law with respect to a liability that is not delinquent, (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business of Seller, (iii) Permitted Encumbrances, and (iv) all liens described on Schedule 1.59.

     1.60. "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, Governmental or Regulatory Authority, or other entity, enterprise, authority or business organization.

     1.61. "Personal Property" shall mean all of the tangible personal property owned by Seller in respect of the Business including, without limitation, all equipment, furniture, fixtures, machinery, vehicles, office furnishings, instruments, leasehold improvements, spare parts, and, to the extent assignable by Seller, all rights in all warranties of any manufacturer or vendor with respect thereto.

     1.62. "Plan of Reorganization" shall mean the plan of reorganization reflecting the terms of this Agreement that shall be filed by Vendell in the Bankruptcy Court. The Plan of Reorganization shall be substantially in the form attached as Exhibit 1.62 hereto and where appropriate shall also mean the plan(s) of reorganization of Rivendell-Michigan and Rivendell-Montana in the event either or both file a Chapter 11 bankruptcy petition pursuant to Section
7.4 of this Agreement, which plan(s) shall be reasonably satisfactory to CCS prior to filing.

     1.63. "Prepaid Expenses" shall mean all deposits, escrows, security deposits, or other advance payments in conformance with GAAP as listed on the balance sheets of the Vendell Financial Statements or as arising in the ordinary course of business of Seller subsequent to the date thereof; provided, however, that, notwithstanding the foregoing, "Prepaid Expenses" shall not include prepaid taxes.

     1.64. "Prime Rate" shall mean the rate of interest publicly announced from time to time by First American National Bank of Nashville, Tennessee, as its prime rate.

     1.65. "Purchase Price" shall have the meaning ascribed to it in Section 3.1 of this Agreement.

     1.66. "Real Property" shall mean all parcels of land, leasehold, and other real property interests, all buildings, improvements, and fixtures thereon, and all rights, privileges, and easements appurtenant thereto owned or leased by Seller that are associated with or used in the operation of the Business.

     1.67. "Receivables" shall mean all accounts, notes, interest and other receivables with respect to the Business and all claims, rights, interests, and proceeds related thereto, including, without limitation, all accounts and other receivables arising from the rendering of services to inpatients and outpatients at the Hospitals, billed and, recorded or unrecorded, accrued and existing in respect of services up to the Closing Date, including those from private pay patients, private insurance, third party payors, including Medicare and Medicaid programs or any other source.

     1.68. "Rivendell - Michigan" shall mean Rivendell of Michigan, Inc.

     1.69. "Rivendell - Montana" shall mean Rivendell of Montana, Inc.

     1.70. "Sale Motion" shall mean collectively (i) the motion or motions for an order (a) authorizing sale of Vendell's (and Rivendell-Montana's and Rivendell-Michigan's in the event that either or both file a Chapter 11 petition pursuant to Section 7.4 of this Agreement) assets free and clear of liens, claims and encumbrances, and (b) authorizing the assumption and assignment of unexpired leases and executory contracts, and (ii) the motion or motions for an order (a) approving competitive bidding and sale procedures, (b) approving those portions of this Agreement providing for a break-up fee arrangement and a topping bid provision, and (c) scheduling date, time and place for, and approving form and manner of notice of hearing, and (d) shortening notice. The Sale Motion shall be in substantially the form of Exhibit 1.70 hereto.

     1.71. "Rights to Government Proceeds" shall have the meaning ascribed to it in Section 2.1(f) of this Agreement.

     1.72. "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     1.73. "Senior Notes" shall mean the $75,000,000 principal amount of 12% Senior Notes due 2000 of Vendell.

     1.74. "Stockholders" shall mean the holders of the Vendell Common Stock.

     1.75. "Subsidiaries" shall mean any Person in which another Person, directly or indirectly through its Subsidiaries or otherwise, beneficially owns fifty percent (50%) or more of either the equity interests in, or the voting control of, such Person.

     1.76. "Subsidiary Shares" means the issued and outstanding capital stock of any Subsidiary.

     1.77. "Taxes" shall mean all taxes, charges, fees, levies or other like assessments, including without limitation any federal, state, local, or foreign income, sales, use, transfer, gross receipts, ad valorem, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A), customs duties, capital stock, net worth, franchise, profits, withholding, social security (or similar), unemployment, disability, registration, value added, workers compensation, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by an federal, state, local or foreign governmental, or any Governmental or Regulatory Authority; and such term shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or Tax Returns or any contest or dispute thereof.

     1.78. "Tax Returns" shall mean any report, return or other information required to be supplied to a taxing authority, including all reports, elections, declarations, claims for refund, estimates, information statements and returns (including any schedules and attachments thereto) relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority.

     1.79. "Tenant Leases" shall mean all leases and subleases to third party tenants of space in or portions of the Real Property.

     1.80. "Third Party Acquisition Event" shall mean that any Person (other than a party hereto or its affiliates) shall have acquired (whether such acquisition occurs pursuant to a stock acquisition, merger, consolidation, share exchange, or otherwise) either (i) one or more Hospitals (excluding one or more of the Marketed Hospitals but including either Rivendell-Michigan or Rivendell-Montana) or (ii) beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the outstanding principal amount of the Senior Notes or of the outstanding shares of Vendell Common Stock or 50% or more of any Vendell Subsidiary Shares (other than an acquisition of Vendell Subsidiary Shares to effect the purchase of one or more of the Marketed Hospitals).

     1.81. "Vendell Common Stock" shall mean the common stock, $.01 par value per share, of Vendell.

     1.82. "Vendell Financial Statements" shall have the meaning ascribed to it in Section 4.3 of this Agreement.

     1.83. "Vendell Public Documents" shall mean the (i) Registration Statement on Form S-1 (Registration No. 33-63780) relating to the offer and sale of the Senior Notes, including all pre-effective and post-effective amendments thereto and all exhibits thereto, (ii) Vendell's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, and (iii) Vendell's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     1.84. "Vendell Subsidiaries" shall mean the Subsidiaries of Vendell identified on Exhibit A hereto.

     1.85. "Vendell Subsidiary Shares" shall mean the issued and outstanding common stock of any Vendell Subsidiary.

     1.86. "WARN Act" shall mean the Federal Worker Adjustment and Retraining Notification Act.

     1.87. Interpretation. Unless the context of this Agreement otherwise requires:

          (a) words of any gender will be deemed to include each other gender;

          (b) words using the singular or plural number will also include the plural or singular number, respectively;

          (c) the terms "hereof," "herein," "hereby," and derivative or similar words will refer to this entire Agreement;

          (d) the term "or" means and/or;

          (e) the phrase "ordinary course of business and consistent with past practice" will refer to the Business and practice of Vendell and its Subsidiaries, as applicable;

          (f) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time;

          (g) references to this Agreement are references to this Agreement, the Schedules and the Exhibits;

          (h) references to Articles, Sections, Schedules and Exhibits are references to articles and sections of, and schedules and exhibits to, this Agreement;

          (i) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

          (j) references to any Law are references to that law as amended, consolidated, supplemented or replaced from time to time;

          (k) references to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal;

          (l) references to time, unless otherwise provided, are references to Nashville, Tennessee time; and

          (m) references to "knowledge of the Seller," the "best knowledge of the Seller," or "known to the Seller" mean the actual knowledge of the H. Neil Campbell, Bill Vickers, and John Edmunds, and the Administrator and the Controller of each Hospital.

ARTICLE 2. SALE AND TRANSFER OF ASSETS; CLOSING

     2.1. Purchase of Assets. At the Closing, Vendell and each Vendell Subsidiary (including Rivendell-Michigan and Rivendell-Montana) agrees to sell, transfer, convey, assign, and deliver to Buyer, and Buyer agrees to purchase from Vendell and each Vendell Subsidiary, all of Vendell's and each Vendell Subsidiary's assets, properties (both real and personal), and rights of every type and description, tangible and intangible, existing as of the Closing, excluding only the assets described in Section 2.2 below (herein collectively referred to as the "Assets"), including without limitation:

          (a) all Real Property, including that described on Schedule 2.1(a);

          (b) all rights, to the extent assignable, to the Licenses, including those described on Schedule 2.1(b);

          (c) all interest in and to all Lease Documents, including those described on Schedule 2.1(c);

          (d) all Contracts described on Schedule 2.1(d) and all Contracts entered into in the ordinary course of business and consistent with past practice which involve an aggregate amount payable of $50,000 or less or which terminate or can be canceled by Buyer within one year from the Closing Date without penalty;

          (e) all Personal Property;

          (f) all of Seller's rights and interests in all proceeds received by Seller after Closing from Medicare and Medicaid for services rendered prior to the Closing Date, whether or not submitted to such governmental payors as of the Closing Date (collectively, "Rights to Government Proceeds");

          (g) all Receivables (other than Receivables relating to Rights to Government Proceeds);

          (h) all Prepaid Expenses;

          (i) all Inventory;

          (j) all Books and Records, except as provided in Section 2.2;

          (k) all Intellectual Property, including that described on Schedule 2.1(k);

          (l) all insurance proceeds arising in connection with damage to or loss of the Assets occurring prior to the Closing to the extent not expended on the repair or restoration of such Assets; and

          (m) all other assets and properties of any nature whatsoever owned by Vendell or the Vendell Subsidiaries and utilized in the Business, whether real, personal, or mixed, tangible or intangible.

     2.2. Excluded Assets. Notwithstanding anything else contained herein, the following assets are excluded from the Assets being acquired by or transferred to Buyer at the Closing (collectively, the "Excluded Assets"):

          (a) cash and cash equivalents (including marketable securities and short-term investments);

          (b) all Sellers' rights, assets, and properties of any nature whatsoever used to operate or otherwise associated primarily with the operation of Rivendell of Nebraska, whether real, personal, or mixed, tangible or intangible;

          (c) all Books and Records described on Schedule 2.2(c);

          (d) Lease Documents, Contracts, Licenses, and Intellectual Property which are listed on Schedule 2.2(d);

          (e) all shares of capital stock of the Vendell Subsidiaries and any shares of the capital stock of Vendell held in its treasury;

          (f) all prepaid taxes and claims for refunds of Taxes relating to periods ended on or prior to the Closing Date and refunds of overpayments (including refunds based on cost report adjustments or settlements) to Government Authorities relating to periods ended on or prior to the Closing Date;

          (g) all rights and funds in connection with Seller's Benefit Plans;

          (h) all claims, counterclaims, and set-offs against third parties relating to any Liabilities of Seller that are not Assumed Liabilities and any rights of Seller under Sections 329, 510, 544, 545, 546, 547, 548, 549 and 550
of the Bankruptcy Code; and

          (i) insurance policies and proceeds therefrom to the extent not covered by Section 2.1(l);

          (j) all Medicare, Medicaid, CHAMPUS, FEHBA and RRRB provider agreements and provider numbers; and

          (k) all rights of Seller arising under this Agreement.

     2.3. Closing.

          (a) The Closing shall take place at 10:00 a.m., Nashville time, at the offices of Bass, Berry & Sims PLC, 2700 First American Center, Nashville, Tennessee, on the Closing Date. The Closing shall occur as soon as practicable after the satisfaction or waiver of all the conditions to Closing contained in
Article 9 hereto. At the Closing:

              (i) Seller shall deliver or cause to be delivered to Buyer documents in form and substance satisfactory to Seller and Buyer necessary to transfer title to the Assets (with the Real Property conveyed by means of separate deeds sufficient to obtain the Title Policies as set forth in Section 7.15);

              (ii) Seller and Buyer shall execute and deliver to each other:

                    (A) separate Bills of Sale, Assignments, and Assumptions, substantially in the form set forth as Exhibit 2.3(ii)(A); and

                    (B) any other closing documents set forth in Article 9 of this Agreement.

The documents described in Sections 2.3(i) and (ii) above are hereinafter collectively referred to as the "Closing Documents."

          (b) Notwithstanding anything to the contrary set forth herein, there shall be no transfer of ownership or control of the "controlled substances" in respect of the Business until such time as Buyer has obtained the appropriate Controlled Substance Registration Certificate from the United States Drug Enforcement Agency, and any necessary state law counterpart, in respect of each Hospital's pharmacy. Until such time, Seller (or a liquidation trust established by Seller) shall continue to operate the Hospital pharmacy or pharmacies utilizing such employee or employees of Buyer after the Closing as shall be reasonably necessary to continue the operation of such pharmacy or pharmacies after the Closing in the manner as it had been theretofore operated. Buyer shall indemnify and hold harmless Seller, upon and after the Closing, from and against any Damages arising out of or relating to the operation of each such Hospital pharmacy after the Closing, including, without limitation, the dispensing of controlled substances.

ARTICLE 3. CONSIDERATION

     3.1. Purchase Price. Subject to adjustment as set forth in this Article 3, the aggregate consideration for the Assets payable to Vendell and the Vendell Subsidiaries shall consist of the following:

          (a) $12,000,000 (the "Cash Purchase Price"), (i) $11,500,000 of which will be subject to adjustment as set forth in Sections 3.2, 3.3, and 3.7, and payable to Vendell and the Vendell Subsidiaries (or as directed by Vendell and the Vendell Subsidiaries) at the Closing by means of federal funds wire or interbank transfer in immediately available funds, and (ii) $500,000 (the "Escrow Amount") of which will be deposited in an escrow account maintained by SunTrust Bank, N.A., Nashville, or such other Nashville, Tennessee financial institution as the parties may mutually agree upon, as escrow agent (the "Escrow Agent"), which Escrow Amount shall be held for six months following the Closing Date pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") substantially in the form of Exhibit 3.1(a)(ii) attached hereto;

          (b) $8,000,000 in shares of CCS Common Stock, determined pursuant to
Section 3.4, and subject to the adjustment as set forth in Section 3.7, which shares will, at Closing, be distributed to Vendell, and then distributed by Vendell to the Holders of Allowed Class 3 Claims (which include the Noteholders), as such phrase is defined in the Plan of Reorganization (which include the Noteholders) in accordance with the Plan of Reorganization; and

          (c) the assumption by Buyer of the Assumed Liabilities.

     3.2. Cash Purchase Price Adjustments. The Cash Purchase Price will be increased or decreased, as applicable, in accordance with, at the times, and in the manner set forth in Section 3.3, as follows:

          (a) If the aggregate amount of the Current Liabilities exceeds the aggregate amount of the Current Assets as of 12:01 a.m. on the day after Closing Date (the "Adjustment Time"), the Cash Purchase Price shall be decreased by an amount equal to that excess.

          (b) If the aggregate amount of the Current Assets exceeds the aggregate amount of the Current Liabilities as of the Adjustment Time, the Cash Purchase Price shall be increased by an amount equal to that excess.

          As used in this Agreement, "Current Assets" means the Sellers' Receivables and Rights to Government Proceeds (net of allowances for uncollectibility), Prepaid Expenses, and other current assets included within the Assets of each of the Sellers determined in accordance with GAAP consistently applied; provided, however, that, for purposes of this
Article 3, Current Assets shall not include cash or cash equivalents or any other assets that constitute Excluded Assets. "Current Liabilities" means current liabilities of each of the Sellers determined in accordance with GAAP consistently applied (including, without limitation, appropriate accruals for vacation pay, sick pay, paid time off and unpaid health insurance claims); provided, however, that no (i) amounts payable with respect to the Senior Notes,
(ii) amounts due or payable to third party payors (whether private insurers, private pay patients, governmental payors including Medicare and Medicaid or other third party payors) including cost report reimbursements or settlements, repayments, fines or otherwise, (iii) professional fees or expenses relating to or arising out of Vendell's bankruptcy filing or administration, (iv) accrued expenses associated with the closing or sale of one or more of the Marketed Hospitals and related facilities, (v) reserves for malpractice or other tort liabilities; (vi) deferred revenue amounts; (vii) income taxes payable; (viii) bonus and severance accruals; and (ix) fines and settlements with governmental agencies shall be considered to be Current Liabilities or Assumed Liabilities for any purposes under this Agreement.

     3.3. Preliminary and Final Settlements. Preliminary and final adjustments to the Cash Purchase Price will be determined as follows:

          (a) At least three Business Days prior to the Closing Date, Vendell will deliver to Buyer a report (the "Preliminary Adjustments Report"), prepared by Vendell in good faith and on a reasonable basis, setting forth in reasonable detail a pro forma determination as of the Adjustment Time of the Current Assets and Current Liabilities and the corresponding adjustments to the Cash Purchase Price pursuant to Section 3.2. The compliance of the Preliminary Adjustments Report with the provisions of the first sentence of this Section 3.3(a) shall be certified by an authorized officer of Vendell as of the date it is delivered. Based on the Preliminary Adjustments Report, the Cash Purchase Price will be adjusted on the Closing Date in accordance with the provisions of Section 3.2.

          (b) Within 60 days after the Closing Date, Buyer will deliver to Vendell a report (the "Final Adjustments Report"), prepared by Buyer in good faith and on a reasonable basis, setting forth in reasonable detail the final determination of the adjustments set forth in Section 3.2. The Final Adjustments Report shall make such changes to the Preliminary Adjustments Report as are necessary to cover those adjustments which (i) were estimated or were not calculable as of the Adjustment Time in the Preliminary Adjustments Report, or
(ii) were adjusted in the Preliminary Adjustments Report and that require subsequent adjustment. The compliance of the Final Adjustments Report with the provisions of this Section 3.3(b) shall be certified by an authorized officer of Buyer as of the date it is delivered.

          (c) Within 30 days after receipt of the Final Adjustments Report, Vendell shall review the Final Adjustments Report and notify Buyer in writing whether or not Vendell accepts all or any of the adjustments set forth on the Final Adjustments Report. If Vendell accepts the Final Adjustments Report with respect to all adjustments contained therein, Buyer or Seller, as appropriate, shall, within five Business Days of such acceptance, make the following adjustments: (i) if the Cash Purchase Price calculated based on the Final Adjustments Report is greater than the Cash Purchase Price calculated based on the Preliminary Adjustments Report, Buyer shall pay to Seller in cash (by means of federal funds wire or interbank transfer in immediately available funds) the amount of such difference, or (ii) if the Cash Purchase Price calculated based on the Final Adjustments Report is less than the Cash Purchase Price calculated based on the Preliminary Adjustments Report, Seller shall pay to Buyer in cash (by means of federal funds wire or interbank transfer in immediately available funds) the amount of such difference. In the event any payment required by this Section 3.3(c) is not made by the appropriate party when due pursuant to the terms of this Section 3.3(c), such payment shall accrue interest from the date such payment was due at the lesser of the Prime Rate plus 4% or the maximum rate permitted by applicable law.

          (d) If Vendell in good faith objects to any adjustments set forth on the Final Adjustments Report, Vendell shall give notice thereof to Buyer in writing within 30 days after receipt of the Final Adjustments Report, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Vendell shall have a period of 30 days from Buyer's receipt of such notice in which to resolve such disagreement. If such notice of objection is not received by Buyer within 30 days after receipt of the Final Adjustments Report, it shall be deemed that Seller has accepted the Final Adjustments Report with respect to all items set forth therein and within three Business Days after the expiration of such 30 day period Buyer or Seller, as appropriate, shall make the payments described in Section 3.3(c). Any disputed amounts which cannot be agreed to by the parties within 30 days from Buyer's receipt of Vendell's notice of objection to any of the adjustments set forth in the Final Adjustments Report shall be determined by the Chicago office of the accounting firm of Arthur Andersen LLP. The engagement of and the determination by Arthur Andersen LLP (or any other accounting firm designated by Arthur Andersen LLP as set forth below) shall be completed within 60 days after such assignment is given to Arthur Andersen LLP and shall be binding on and shall be nonappealable by Seller and Buyer. If for any reason Arthur Andersen LLP is unable to act in such capacity, such determination will be made by any other nationally recognized accounting firm selected by the Chicago office of Arthur Andersen LLP. The fees and expenses payable to Arthur Andersen LLP (or any other accounting firm designated by Arthur Andersen LLP) in connection with such determination will be borne 50% by Seller and 50% by Buyer, unless (i) the determination of Arthur Andersen LLP (or any other accounting firm designated by Arthur Anderson LLP) with respect to the disputed amounts results in a payment by Seller in an amount which exceeds by more than $100,000 the amount Seller shall have claimed it owes hereunder in which case the fees and expenses payable to Arthur Andersen LLP (or any other accounting firm designated by Arthur Andersen LLP) shall be paid by Seller, or
(ii) the determination of Arthur Andersen LLP (or any other accounting firm designated by Arthur Anderson LLP) with respect to the disputed amounts results in a payment by Buyer in an amount which exceeds by more than $100,000 the amount

Buyer shall have claimed it owed hereunder, in which case the fees and expenses payable to Arthur Andersen LLP (or any other accounting firm designated by Arthur Andersen LLP) shall be paid by Buyer.

     3.4. Stock Purchase Price. The aggregate number of shares of CCS Common Stock issuable to Vendell for distribution to the Holders of Allowed Class 3 Claims (which include the Noteholders), pursuant to Section 3.1(b) shall equal that number of whole shares of CCS Common Stock equal to the quotient of (a) $8,000,000, subject to adjustment as set forth in Section 3.7, divided by (b) the average of the closing sales prices of CCS Common Stock as reported on The Nasdaq Stock Market ("Nasdaq") for the 45 trading days ending on the date that is three Business Days prior to the Closing Date (the "Average Price"); provided, however, if the Average Price is less than $10.50 the calculation shall be made as if the Average Price were $10.50 and if the Average Price is greater than $17.00, the calculation shall be made as if the Average Price were $17.00. Fractional shares, if any, resulting from the foregoing calculation and the application of the allocations set forth in Section 3.1(b), will be eliminated and no adjustment to the Purchase Price will be made with respect thereto.

     3.5. Allocations of Purchase Price.

          (a) The Purchase Price will be allocated among the classes of assets as set forth in Section 1060 of the Code and the regulations thereunder in the manner agreed to by the parties prior to the Closing. After the Closing, Seller will cooperate, at Buyer's expense, with Buyer in the preparation, execution, and filing with the IRS of all information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code relating to the allocation of such consideration, and Seller and Buyer agree to file Form 8594 (or any substitute therefor) when required by applicable law.

          (b) Consistent with the provisions of (a) above, Vendell shall, prior to Closing, in good faith and in accordance with its Books and Records, allocate the Purchase Price among Vendell and each of the Vendell Subsidiaries (including Rivendell-Michigan and Rivendell-Montana) in a manner that shall enable Vendell and the Vendell Subsidiaries (other than Rivendell-Michigan and Rivendell-Montana) to meet their obligations under Section 7.20. Such allocation will be set forth on a Schedule 3.5(b) to be delivered by Seller to Buyer at least three Business Days prior to Closing or at such earlier date as the allocation may be needed for approval of the Sale Motion by the Bankruptcy Court.

     3.6. Assumption of Liabilities.

          (a) On the Closing Date, Buyer will assume and agree to discharge the following liabilities and obligations of Seller (the "Assumed Liabilities"):

              (i) the Lease obligations arising on or after the Closing Date (specifically excluding any obligations necessary to cure defaults existing as of the date of the filing of the petition with the Bankruptcy Court) arising under the Lease Documents and Tenant Leases described on Schedule 2.1(c);

              (ii) the obligations arising on or after the Closing Date (specifically excluding any obligations necessary to cure defaults existing as of the date of the filing of the petition with the Bankruptcy Court, any obligations under Medicare, Medicaid, CHAMPUS, FEHBA, and RRRB provider agreements or provider numbers and any Contracts described as an Excluded Asset) arising under the Contracts listed on Schedule 2.1(d) and under all other Contracts entered into in the ordinary course of business and consistent with past practice which involve an aggregate amount payable of $50,000 or less or which terminate or can be canceled by Buyer within one year from the Closing Date without penalty; and

              (iii) Current Liabilities, to the extent included in or reserved against in the Final Adjustment Report pursuant to Section 3.3 hereof.

          (b) Buyer will not assume, and will not be liable for, any Liabilities of Seller other than the Assumed Liabilities. Without limiting the generality of the foregoing, Buyer will not assume (i) any Liabilities due to third party payors, including without limitation, private insurers, private pay patients, governmental payors including Medicare, Medicaid, CHAMPUS, FEHBA, RRRB or other third party payors, including cost report reimbursements and settlements, repayments, fines or other liabilities or obligations, to the extent such Liabilities relate to the period prior to the Closing Date; (ii) any Liabilities with respect to curing defaults under any assumed Contracts or Lease Documents pursuant to 11 U.S.C. ss. 365; (iii) any Liabilities resulting from the rejection of any Contracts or Lease Documents pursuant to 11 U.S.C. ss. 365;
(iv) any Liabilities of Seller to the Noteholders, pursuant to the Senior Notes or otherwise, to the holders of Vendell Common Stock or other capital stock, or to the holders of options to purchase Vendell Common Stock; (v) any Liabilities under any Contracts pursuant to which the performance by Buyer or Seller thereunder would be in violation of Law; (vi) any Liabilities associated with the administration of the bankruptcy estate of Vendell; (vii) any Liabilities to employees of Seller, whether pursuant to employee benefit plans, employment contracts, bonus plans or otherwise except for accrued vacation pay, sick pay, paid time off and unpaid health insurance claims to the extent included in the Final Adjustment Report pursuant to Section 3.3 hereof; (viii) any Liabilities associated with the closing or sale of one or more of the Marketed Hospitals or associated with facilities closed prior to the date hereof; or (ix) any Liabilities with respect to any Employee Benefit Plans. Buyer will accept no assignment of any Medicare, Medicaid, CHAMPUS, FEHBA or RRRB provider agreements or provider numbers. Liabilities described in this Section 3.6(b) are referred to herein as the "Excluded Liabilities."

     3.7. Proceeds from Sale of Marketed Hospitals. Seller is authorized to contact one or more Persons with respect to the sale of, or to close and shut down the operations of, any one or more of the Marketed Hospitals; provided, however, that Seller is not authorized to consummate the sale, assignment, transfer, or closure of any of the Marketed Hospitals without the prior written consent of CCS. Notwithstanding the foregoing, Seller is authorized to consummate the sale of the Marketed Hospital located in Wichita Falls, Texas without the prior consent of CCS if the net cash proceeds therefrom to Seller are not less than $900,000. In the event that, prior to the Closing Date, Seller sells, assigns, or otherwise transfers (by sale of assets, sale of stock, merger, or otherwise) one or more of the Marketed Hospitals, the net cash proceeds therefrom (after payment of expenses directly related to the sale) will be applied, dollar for dollar, to reduce the Purchase Price payable at Closing, pro rata, such that 60% of such proceeds will be applied to reduce the Cash Purchase Price otherwise payable at Closing, and 40% of such proceeds will be applied to reduce the aggregate dollar amount of shares of CCS Common Stock issuable at Closing.

     3.8. Assets and Assumed Liabilities of Rivendell-Michigan and Rivendell-Montana. Seller will deliver to Buyer, on or before March 21, 1997, a list of the Assets and Assumed Liabilities of Rivendell-Michigan and Rivendell-Montana being assigned by Seller to Buyer pursuant to this Agreement.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF VENDELL AND VENDELL SUBSIDIARIES

     Vendell and the Vendell Subsidiaries hereby represent and warrant to CCS and the CCS Subsidiaries as follows (provided, however, that Vendell and the Vendell Subsidiaries make no representation as to the hospital which was located in Seward, Nebraska):

     4.1. Organization, Standing, and Foreign Qualification. Each of Vendell and the Vendell Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power and authority to carry on the Business in the places as it has been and is now being conducted and to own and lease the Assets. Each of Vendell and the Vendell Subsidiaries is duly qualified and licensed to transact the Business and is in good standing as a foreign corporation in all jurisdictions in which the conduct of the Business and the ownership or leasing of the Assets makes such qualification and licensing necessary, except to the extent such failure to qualify would not have a Material Adverse effect on the Business of such Seller. Copies of (i) the articles or certificate of incorporation and all amendments thereto, (ii) the bylaws, as amended, and (iii) the corporate minutes of each of Vendell and the Vendell Subsidiaries, all of which have been made available to CCS for review, are true and complete and in effect on the date of this Agreement, and accurately reflect all material proceedings of the Stockholders and Board of Directors and all committees thereof of each of Vendell and the Vendell Subsidiaries.

     4.2. Power and Authority. The execution, delivery, and performance of this Agreement has been or, as of the Closing with respect to stockholder action, will be duly authorized by all necessary corporate action, including all necessary Stockholder and Noteholder action, of the Seller and all necessary action of the Bankruptcy Court. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Seller pursuant to this Agreement will constitute, legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms. The execution, delivery, and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by Seller pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to receiving required regulatory approvals and obtaining the consents identified on Schedules 4.2 and 4.14(a), (i) violate or result in a breach of or default under the articles or certificate of incorporation or bylaws of Vendell or any Vendell Subsidiary or other material instrument or agreement (not including the indenture with respect to the Senior Notes) to which Vendell or any Vendell Subsidiary is a party or is bound; (ii) violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon Seller or the Business; (iii) conflict with or constitute a default under any Lease Document or Contract listed on Schedule 2.1(d) to which Vendell or any Vendell Subsidiary is a party or by which Vendell or any Vendell Subsidiary is bound; or (iv) create a Lien upon the property or business of Vendell or any Vendell Subsidiary, which if not removed would have a Material Adverse effect.

     4.3. Vendell Financial Statements. Schedule 4.3 contains true and correct copies of (i) the audited consolidated balance sheets of Vendell as of June 30, 1994, 1995 and 1996 (the June 30, 1996 audited consolidated balance sheet shall herein be referred to as the "June 30, 1996 Balance Sheet") and the unaudited consolidated balance sheets of Vendell as of December 31, 1996; (ii) the audited consolidated statements of income and audited consolidated statements of cash flows for the years ended June 30, 1994, 1995 and 1996 and the unaudited consolidated statements of income and unaudited consolidated statements of cash flows for the six months ended December 31, 1996, together with the notes thereto (collectively, the "Vendell Financial Statements"). The Vendell Financial Statements (i) are in accordance with the Books and Records of Vendell and the Vendell Subsidiaries, which books and records have been maintained in accordance with prior practices of Seller; and (ii) reflect adequate reserves for all known material Liabilities and reasonably anticipated losses required to be recorded under GAAP. The balance sheets included in the Vendell Financial Statements present fairly the financial condition of Seller as of the respective dates thereof, and the consolidated statements of income and consolidated statements of cash flows included therein present fairly the results of operations for the periods indicated, in each case in conformity with GAAP subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the balance sheets included in the Vendell Financial Statements).

     4.4. Absence of Undisclosed Liability. Except as disclosed on Schedule 4.4, as of the date hereof neither Vendell nor any of the Vendell Subsidiaries has, and at the Closing Date neither will have, any undisclosed Liabilities known to Seller in excess of $100,000 in the aggregate, except Current Liabilities incurred in the ordinary course of business.

     4.5. Absence of Changes. Except as disclosed on Schedule 4.5 and in the Disclosure Statement and except for changes relating to the closure of the Fort Walton, Florida facility, since June 30, 1996, there has not been any material transaction or material occurrence (or, in the case of subparagraphs (i) and (n) below, any transaction or occurrence) in which Vendell or any Vendell Subsidiary has:

          (a) suffered any Material Adverse change in the financial condition, Assets, Liabilities, working capital reserves, income or Business of Seller or the Hospitals;

          (b) incurred or knowingly become subject to any material Liability other than in the ordinary course of business and consistent with past practice;

          (c) discharged or satisfied any material Lien or paid any material Liability other than (i) Current Liabilities shown on the balance sheet as of June 30, 1996 included in the Financial Statements, or (ii) Current Liabilities incurred since that date in the ordinary course of business;

          (d) mortgaged, pledged, or subjected any of the Assets, tangible or intangible, to any Lien, except for any Permitted Liens or Permitted Encumbrances;

          (e) sold, assigned, or transferred any tangible Assets, or canceled any debts or claims, except, in each case, in the ordinary course of business and consistent with past practice;

          (f) suffered any material damage, destruction, or loss, whether or not covered by insurance, which Materially Adversely affected the properties or business thereof, or suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

          (g) terminated or amended any material Contract, License, or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which would have a Material Adverse effect on any such entity;

          (h) through negotiation or otherwise, made any commitment or incurred any Liability, whether or not enforceable, to any labor organization;

          (i) except for normal annual bonuses to persons other than officers of Seller, made any accrual or arrangement for or payment of any bonus or special compensation of any kind to any officer, director, employee or agent;

          (j) changed any accounting, pricing, actuarial, financial reporting or Tax practice or policy, or any assumption underlying such a practice or policy, or any method of calculating any bad debt, contingency or other reserve for financial reporting, Tax or other accounting purposes, except as required by law or GAAP;

          (k) offered or extended more favorable prices, discounts or other allowances except in the ordinary course of business and consistent with past practice;

          (l) made or approved the making of any capital expenditure exceeding the amount of $25,000 in any instance;

          (m) made any provisions for write-downs or decrease in the value of inventories or fixed assets, other than in the ordinary course of business and consistent with past practice;

          (n) become aware or been notified of any circumstances that would indicate that Vendell or any Vendell Subsidiary has incurred any obligations or liabilities to any governmental or third party reimbursement program, including, without limitation, Medicare and Medicaid, materially in excess of the amounts indicated as contractual allowances or otherwise in the Vendell Financial Statements; or

          (o) entered into any agreement or Contract to do any of the foregoing.

     4.6. Indebtedness. Schedule 4.6 lists all Indebtedness of Vendell and the Vendell Subsidiaries, setting forth the principal amounts outstanding as of January 31, 1997, per annum interest rates, and maturity dates for all such Indebtedness. All of the Indebtedness of Vendell and the Vendell Subsidiaries as of June 30, 1996 is accurately reflected in the June 30, 1996 Balance Sheet, and, except with regard to the Senior Notes, neither Vendell nor any Vendell Subsidiary is in breach or default under any of the terms or conditions set forth in the loan documents or any other document or instrument related thereto. Except as disclosed on Schedule 4.6, all of the Indebtedness of Vendell and the Vendell Subsidiaries is prepayable at any time without penalty or premium at the option of the obligor. Except as disclosed on Schedule 4.6, the transactions contemplated in this Agreement will not result in any penalty or incurrence of any additional obligation or change of any terms with respect to any Indebtedness which would have a Material Adverse effect on the Business.

     4.7. Tax Matters. Seller has made available to CCS true and complete copies of each of the federal, state and local Tax Returns filed by or on behalf of Seller since January 1, 1992.

     4.8. Real Property, Leasehold Interests and Tenant Leases. Schedules 2.1(a) and 2.2(d) set forth the Real Property. Seller now owns, and at the Closing will own, good, record and marketable, indefeasible fee simple or leasehold title to the Real Property set forth on Schedule 2.1(a), all free and clear of all title defects, deeds of trust, mortgages, liens, claims, charges, encumbrances, leases, tenancies, licenses, security interests, covenants, agreements, conditions, restrictions, reservations, judgments, rights of way, easements, encroachments, rights of first refusal and other matters affecting title, excepting, however, Permitted Liens and Permitted Encumbrances and such other Liens as may exist (none of which liens or encumbrances materially interferes with the use or impairs the value of the Real Property). In addition:

          4.8.1 Except as disclosed on Schedule 4.8.1, to the knowledge of Seller, all buildings, structures, and improvements which are located on or a part of the Real Property are in good operating condition and repair and are structurally sound, there are no deferred maintenance items in excess of $25,000 per item, and none of such buildings, structures or improvements are in need of any maintenance, repair or replacements, except for ordinary routine periodic maintenance of the kind usually required from time to time at similar hospital facilities which have been maintained in accordance with prevailing industry standards;

          4.8.2 Seller has not received written notice of a violation of any applicable ordinance or other law, order, regulation or requirement or any covenant, condition, restriction or easement affecting the Real Property or the use or occupancy thereof, which has not been complied with or remedied, and has not received written notice of any condemnation, lien, assessment or the like, relating to any part of the Real Property or the operation thereof, in each case which would have a Material Adverse effect on the Real Property, except for Permitted Encumbrances or Permitted Liens and such other Liens as may exist (none of which liens or encumbrances materially interferes with the use or impairs the value of the Real Property);

          4.8.3 Except as disclosed on Schedule 4.8.3, to Seller's knowledge the Real Property and all of Seller's operations thereon and therein are in compliance with all applicable zoning ordinances, local building codes and ordinances; Seller has received no written notice that the Real Property is in violation of local building codes, ordinances or zoning laws, which violation or noncompliance would have any Material Adverse effect on the Real Property; and to Seller's knowledge, the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing;

          4.8.4 Except for the Tenant Leases and the Lease Documents and as disclosed on Schedule 4.8.4, there are no leases affecting all or any part of the Real Property and there are no material promises, understandings, agreements or commitments, either written or oral, between Seller and any tenant or other occupant of the Real Property; the Tenant Leases constitute all of the leases, amendments, agreements or other material correspondence relating to the lease or occupancy of the Real Property and are true, correct and complete in all material respects, and there are no tenants or other persons or entities occupying any space in the Real Property, other than pursuant to the Tenant Leases.

          4.8.5 As of the date of this Agreement, to the best of Seller's knowledge, no proceedings are presently pending, nor, to the best of Seller's knowledge, are threatened, for the taking by exercise of the power of eminent domain, or in any other manner, for public or quasi-public purpose, of all or any part of the Real Property.

          4.8.6 To the best of Seller's knowledge there is no plan, study, or effort by any governmental authority or any non-governmental person or agency which would Materially Adversely affect the current or planned use of any of the Real Property.

          4.8.7 To the best of Seller's knowledge, there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Real Property or that would Materially Adversely affect the current or any planned use of any part of the Real Property.

          4.8.8 Neither Seller nor the Real Property is subject to any commitment, obligation or agreement including, but not limited to, any right of first refusal or option to purchase granted to a third party, which would prevent Seller from completing or impair Seller's ability to complete the transfer or conveyance of the Real Property to CCS or the consummation of the transactions as contemplated by this Agreement or which would bind CCS subsequent to the completion of the transactions.

          4.8.9 With respect to the Lease Documents set forth on Schedule 2.1(c), Seller hereby represents, warrants and agrees to and with CCS and each of the CCS Subsidiaries as follows:

          (a) the Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between Seller and any third parties claiming an interest in Seller's interest in the Leased Property or otherwise relating to Seller's use and occupancy thereof, which would have a Material Adverse effect on the Seller's use of the Leased Property;

          (b) Seller has not received written notice that it is in default under the Lease Documents;

          (c) to Seller's knowledge, no landlord named in any of the Lease Documents is in default thereunder, and no defaults (whether or not subsequently cured) by such landlord have been alleged thereunder; and

          (d) Schedule 2.1(c) sets forth any and all advances, deposits and prepayments made under the Lease Documents as of December 31, 1996.

     4.9. Personal Property. True and correct copies of all leases for personal property (except miscellaneous leases of office machinery, medical equipment, or any leases having future minimum annual lease payments of less than $25,000) used or employed by Vendell or any of the Vendell Subsidiaries have been provided or made available to CCS.

     4.10. Intellectual Property.

           (a) Schedules 2.1(k) and 2.2(d) contains a true and complete list of all Intellectual Property owned by, registered in the name of, or used by Seller in the Business on the date hereof, or for which application has been made. Either Vendell or one of the Vendell Subsidiaries owns or is a valid licensee of all Intellectual Property rights listed on Schedule 2.1(k). Seller has not received written notice that (i) any other entity claims the right to use the Intellectual Property listed on Schedule 2.1(k); (ii) any other entity asserts ownership rights in the Intellectual Property listed on Schedule 2.1(k); (iii) Seller's use of the Intellectual Property listed on Schedule 2.1(k) may infringe any rights of any third party; or (iv) any third party is infringing any of Seller's rights in the Intellectual Property listed on Schedule 2.1(k).

           (b) Except as described on Schedule 2.2(d), to the knowledge of Vendell, no officer, director or employee of Vendell or any of the Vendell Subsidiaries has entered into any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, patient lists or other business information of Vendell or the Vendell Subsidiaries or which restricts or prohibits such officer, director or employee from engaging in activities competitive with Vendell or the Vendell Subsidiaries.

     4.11. Receivables. The Receivables (including the Right to Government Proceeds) as reflected in the June 30, 1996 Balance Sheet (net of reserves reflected in such balance sheet) and the Receivables (including the Right to Government Proceeds) arising in the ordinary course of business since the date thereof, to the extent uncollected on the date hereof, and the Receivables from Affiliates reflected on the books of Vendell and the Vendell Subsidiaries on the date hereof, are validly existing and represent monies due for goods sold and delivered or services performed. To Seller's knowledge, except as set forth on
Schedule 4.11, there are no refunds, discounts, or other adjustments payable with respect to such Receivables (including the Right to Government

Proceeds), and there are no defenses, written notices of set-off, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any of the foregoing.

     4.12. Inventories. Inventory taken as a whole reflected on the December 31, 1996 unaudited consolidated balance sheet contained in the Vendell Financial Statements consisted, and all such items on hand on the date of this Agreement consist, and at the Closing Date will consist, of items of a quality and quantity usable and saleable in the ordinary course of business.

     4.13. Insurance. A complete and accurate list of all insurance policies held by Seller and now in force (including, without limitation, property damage, public liability, medical malpractice liability, worker's compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage), as well as true and correct copies of all such policies, is attached as Schedule 4.13. All such policies are in full force and effect, and the premiums due thereon have been timely paid. Seller is not, to its knowledge, in default regarding the provisions of any such policy and has not failed to give any notice or present any material claim thereunder in due and timely fashion.

     4.14. Compliance with Laws.

           (a) Except as set forth on Schedule 4.14(a), since January 1, 1995, Seller has, to its knowledge, complied with all Laws applicable to it or the Business, the violation of which would have a Material Adverse effect on any Hospital, the Business or the Assets, and has obtained all Licenses of any Governmental or Regulatory Authority material to the ownership, maintenance and operation of its premises and facilities including, without limitation, the right to receive Medicare and Medicaid reimbursements; and, to Seller's knowledge, there is no pending threat of cancellation, modification or nonrenewal of any such License nor any basis for such cancellation, modification or nonrenewal which would have a Material Adverse effect on any Hospital or the Business. All such Licenses have been made available to CCS for its review. Seller is not, to its knowledge, presently in violation or default of any such License, and the present uses of the Assets do not violate any Law where such violation or default would have a Material Adverse effect on the consolidated financial position or operations of Seller. Except as set forth on Schedule 4.14(a), since January 1, 1995, no written notice or warning from any Governmental or Regulatory Authority with respect to any failure or alleged failure of Seller to comply with any Law, which failure to comply would have a Material Adverse effect on Seller, has been issued or given, nor, to Seller's knowledge, is any such notice or warning proposed or threatened. Except as set forth on Schedules 4.14(a) and 4.2, no consent or approval of, prior filing with or notice to, or other action by, any Governmental or Regulatory Authority is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by Seller or the consummation of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made.

           (b) To the knowledge of Seller, neither Vendell nor any of the Vendell Subsidiaries nor any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which Seller has been associated or affiliated has, directly or indirectly, made or authorized any payment, contribution or gift of money, property or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality in violation of Law.

           (c) Except as set forth on Schedule 4.14(c), to the knowledge of Seller, neither Vendell nor any of the Vendell Subsidiaries nor any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which Seller has been associated or affiliated has, directly or indirectly, submitted or caused to be submitted a false or fraudulent claim for payment to any state or the federal government which is related to the Business.

           (d) Except as set forth on Schedule 4.14(d), the rights of Vendell, the Vendell Subsidiaries, and to Seller's knowledge, any licensed professional or other individual affiliated with any such entity, to receive Medicare or Medicaid reimbursements have not been terminated or otherwise adversely affected as a result of any investigation or action by any federal or state governmental regulatory authority. Except as set forth on Schedule 4.14(d), neither Vendell nor any of the Vendell Subsidiaries nor, to Seller's knowledge, any licensed professional or other individual affiliated therewith, has, during the past three (3) years, been the subject of any inspection, known investigation, survey, audit or known monitoring by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency, which has resulted in an outstanding deficiency which would have a Material Adverse effect on such entity, nor has any such entity received any notice of deficiency in connection with the operation thereof which would have a Material Adverse effect on such entity. Except as set forth on Schedule 4.14(d), copies of all material reports, correspondence, notices and other documents relating to any such inspection, investigation, survey, audit, monitoring or other form of review by a Governmental or Regulatory Authority to which any of the foregoing has been subject and to which Seller has access have been made available to CCS.

     4.15. Environmental. Except as set forth on Schedule 4.15, to Seller's knowledge,

           (a) Vendell and each Vendell Subsidiary is currently in material compliance with all Environmental Laws which compliance includes, but is not limited to, the possession by Vendell of all permits and other governmental authorization required under the Environmental Laws, and compliance in all material respects with the terms and conditions thereof;

          (b) Neither Vendell nor any Vendell Subsidiary has stored, disposed of or arranged for disposal of any Materials of Environmental Concern, except in material compliance with the Environmental Laws;

          (c) Since January 1, 1995, neither Vendell nor any Vendell Subsidiary has received any communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that either Vendell or any Vendell Subsidiary is not in material compliance with the Environmental Laws or the Medical Waste Laws, and there are no circumstances that may prevent or interfere with material compliance in the future. There are no Environmental Claims pending or threatened against either Vendell or any Vendell Subsidiary; and

          (d) There have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claims against either Vendell or any Vendell Subsidiary which would have a Material Adverse effect on either Vendell or any Vendell Subsidiary.

     4.16. Litigation and Claims. There are no outstanding Orders to which Seller is subject, and, except as disclosed on Schedule 4.16, there is no litigation or investigation pending or, to the knowledge of Seller, threatened against or relating to Seller or the Assets, and to Seller's knowledge, there is no basis for any such action or any state of facts or occurrence of any event which might give rise to the foregoing, in any case, which would have a Material Adverse effect on Seller. Except as disclosed on Schedule 4.16, neither Vendell nor any of the Vendell Subsidiaries has been advised by any attorney representing any such entity that there are any "loss contingencies" (as defined in Statement of Financing Accounting Standards No. 5 issued by the Financial Accounting Standards Board ("FASB 5")), which would be required by FASB 5 to be disclosed or accrued in the Vendell Financial Statements.

     4.17. Contracts and Commitments.

           (a) Schedule 2.1(d) and Schedule 2.2(d) set forth a complete list of each written Contract to which Vendell or any of the Vendell Subsidiaries is a party, which (i) involves the payment or receipt of payment by Seller of any amount or an aggregate amount in excess of $50,000 and (ii) extends for more than one year after the date hereof, other than the Senior Notes and items excluded pursuant to Sections 2.2(g), (i), and (j), copies of which have been made available to CCS for review (except as otherwise stated on Schedule 2.2(d)).

           (b) Except as set forth on Schedule 2.1(d), each of the Contracts listed on Schedule 2.1(d) is in full force and effect on the date hereof. No Contract listed on Schedule

2.1(d), management fee, or billings and collections fee is based on the previous or expected volume of referrals, items or services finished or the amount of business otherwise generated or expected to be generated by any Person that is a party to a Contract listed on Schedule 2.1(d). Except as disclosed on Schedule 2.1(d), no default under any of the terms or conditions set forth in any of the Contracts listed on Schedule 2.1(d), has, to Seller's knowledge, occurred or been asserted in writing by any party. Except as described on Schedule 2.1(d), the continuation, validity and effectiveness of such Contracts, and all other material terms thereof, will not be affected by the transactions contemplated by this Agreement.

     4.18. Powers of Attorney. Except as disclosed on Schedule 4.18, neither Vendell nor any of the Vendell Subsidiaries has given or granted any power of attorney, whether limited or general, to any person, firm, corporation or otherwise that is continuing in effect.

     4.19. Benefit Plans.

           (a) Schedule 4.19(a) lists all Benefit Plans. Neither Vendell nor any of the Vendell Subsidiaries or any entity aggregated therewith under Code
Section 414(b) or 414(c) has had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 400 1(a)(3) and 3(37)(A)) ("Multiemployer Plan"). Neither Vendell nor any of the Vendell Subsidiaries has incurred, nor is reasonably expected to incur prior to the Closing Date, any liability under Title I or Title IV of ERISA or under Code
Section 412 other than routine funding obligations and routine claims for benefits. Except as set forth on Schedule 4.19(a), all Liabilities arising out of or related to Benefit Plans and ERISA Plans of Vendell and of its ERISA Affiliates are reflected in the Financial Statements in accordance with GAAP.

           (b) True, correct and complete copies of all written Benefit Plans, as currently in effect (or as otherwise requested by CCS), listed on Schedule 4.19(a) and all trust agreements or other funding arrangements, including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, the annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any material modifications thereto have been provided or made available to CCS.

           (c) Except as listed on Schedule 4.19(c), all the Benefit Plans and the related trusts subject to ERISA comply with and have been administered in material compliance with, the provisions of ERISA, all provisions of the Code relating to qualification and tax exemption under Code Section 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and all other applicable laws, rules and regulations and collective bargaining agreements. Except as listed on Schedule 4.19(c), all material governmental approvals for the Benefit Plans have been obtained, timely determination letters have been obtained or sought on a timely basis on the qualification of any ERISA Plans intended to qualify under Section 401(a) of the Code and on the tax exemption of related trusts, and no such governmental approvals have been revoked. Neither Seller nor, to Seller's knowledge, any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject any such entity to any material liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. Except as set forth on Schedule 4.19(c), no oral or written representation or communication with respect to any material aspect of the Benefit Plans has been made to employees of Seller or any of its predecessors prior to or on the Closing Date that is not in accordance with the written terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. To Seller's knowledge, there are no unresolved claims or disputes (other than routine claims for benefits) under the terms of, or in connection with, the Benefit Plans, and to Seller's knowledge, no action, legal or otherwise, has been commenced with respect to any claim.

           (d) To Seller's knowledge, all annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all material respects.

           (e) To Seller's knowledge, since January 1, 1995, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) of any ERISA Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Code or Section 406 of ERISA) that could have a Material Adverse effect on Seller.

           (f) To Seller's knowledge, no Liability exists, and no event that could result in a Liability has occurred, with respect to any Benefit Plan that individually or in the aggregate could have a Material Adverse effect on Vendell or any of the Vendell Subsidiaries.

           (g) Except as set forth on Schedule 4.19(g), neither Vendell nor any of the Vendell Subsidiaries has maintained, or currently maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(I)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B(f).

           (h) Except as set forth on Schedule 4.19(h), the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee of either Vendell or any of the Vendell Subsidiaries to severance pay or any similar payment, and will not accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or former employee.

           (i) To Seller's knowledge, all Benefit Plans subject to Section 4980B of the Code or Part 6 of Title I of ERISA, or both, have been maintained in material compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

     4.20. Employees and Employee Relations. Schedule 4.20 sets forth a complete list of names, positions, and current annual salaries or wage rates and bonus and other compensation arrangements as of the date thereof of all full-time and part-time employees of Seller employed in the Hospitals or any other portion of the Business who receive annual compensation in excess of $50,000 and indicating whether such employee is a part-time or full-time employee. There is no pending or, to the best of Seller's knowledge, threatened employee strike, work stoppage or labor dispute. Except as set forth on Schedule 4.20, (i) Seller is unaware of any union representation activity involving any employees of Seller; (ii) no collective bargaining agreement exists or is currently being negotiated by Seller; (iii) no demand has been made for recognition by a labor organization by or with respect to any employees of Seller; (iv) no union organizing activities by or with respect to any employees of Seller are taking place; and (v) none of the employees of Seller is represented by any labor union or organization. There is no unfair practice claim against Seller before the National Labor Relations Board. No strike, slowdown, or stoppage is pending or, to Seller's best knowledge, threatened against or involving the Hospitals or any other portion of the Business, and none has occurred. Seller is, to its knowledge, in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. Vendell is not engaged in any unfair labor practices. Except as set forth on Schedule 4.20, there are no pending or, to the best of Seller's knowledge, threatened EEOC claims, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like against Seller, the Hospitals or any other portion of the Business.

     4.21. Vendell Public Documents. On or prior to March 31, 1996, Vendell filed all reports, schedules, forms, statements, and other documents required to be filed with the Securities and Exchange Commission pursuant to the federal securities laws and the rules and regulations promulgated thereunder. As of their respective dates, each of the Vendell Public Documents complied in all material respects with the requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder, and none of the Vendell Public Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.22. Pending Transactions. Except with respect to the Marketed Hospitals, except with respect to the Michigan development project and except as set forth on Schedule 4.5, there are no (i) pending acquisitions or sales by Vendell or the Vendell Subsidiaries which is subject to a written letter of intent or other agreement in principle, (ii) pending behavioral hospital development projects; or (iii) pending private placements of any security of Vendell or any of the Vendell Subsidiaries.

     4.23. Brokers and Finders. No broker, agent, finder or consultant or other person has been retained by or on behalf of Vendell (other than legal or accounting advisors) or is entitled to be paid based upon any agreements or understandings made by Vendell in connection with the transactions contemplated hereby.

     4.24. Statements True and Correct. To the best of Seller's knowledge, no representation or warranty made herein (including any Schedule with respect to such representation or warranty), in the Plan of Reorganization, or in the Disclosure Statement, nor any statement or certificate furnished or to be furnished pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     4.25. Certain Limitations. Except as expressly set forth in this Agreement, or in a document, exhibit, schedule or certificate attached hereto or contemplated hereby, Seller is not making any representations or warranties regarding itself, the Business, the Assets, the Assumed Liabilities, or any other matter whatsoever, and Seller expressly disclaims any other representations or warranties.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF CCS AND THE CCS SUBSIDIARIES

     CCS and the CCS Subsidiaries hereby represent and warrant to Vendell and the Vendell Subsidiaries as follows:

     5.1. Organization, Standing, and Foreign Qualification. Each of CCS and the CCS Subsidiaries is, or with respect to the CCS Subsidiaries will be on the Closing Date, a corporation duly organized and validly existing and is in good standing under the laws of the state of its incorporation and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each of CCS and the CCS Subsidiaries is, or with respect to the CCS Subsidiaries will be on the Closing Date, duly qualified and licensed to transact business and is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business and the ownership or leasing of assets or properties makes such qualification and licensing necessary. Copies of (i) the articles or certificate of incorporation and all amendments thereto,
(ii) the bylaws, as amended, and (iii) the corporate minutes of each of CCS and the CCS Subsidiaries, which have been made available to Vendell for review, are true and complete and in effect on the date of this Agreement and accurately reflect all proceedings of the shareholders and Board of Directors and all committees thereof of each of CCS and the CCS Subsidiaries.

     5.2. Power and Authority. CCS has, and on the Closing Date each CCS Subsidiary will have, corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Agreement and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its articles or certificate of incorporation, its bylaws or otherwise, to authorize the execution and delivery of this Agreement and such related documents. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Buyer pursuant to this Agreement will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. The execution and delivery of this Agreement does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the transactions contemplated hereby will not, violate any provisions of the charter or articles or certificate of incorporation or bylaws of either CCS or any CCS Subsidiary, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which either CCS or any CCS Subsidiary is a party or by which it is bound, or violate any restrictions of any kind to which either CCS or any CCS Subsidiary is subject.

     5.3. Authorization of CCS Common Stock. The issuance and delivery by CCS of shares of CCS Common Stock pursuant to this Agreement have been duly and validly authorized by all necessary corporate action on the part of CCS. The shares of CCS Common Stock to be issued in connection with this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

     5.4. Capitalization. The authorized capital stock of CCS consists of 10,000,000 shares of preferred stock, none of which is issued and outstanding, and 50,000,000 shares of CCS Common Stock, of which 7,126,444 shares were issued and outstanding as of January 31, 1997. CCS has no outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of CCS on any matter. All issued and outstanding shares of CCS Common Stock are duly authorized, validly issued, fully paid, and nonassessable. Except as set forth on Schedule 5.4 and other than pursuant to this Agreement, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, or commitments that obligate CCS to issue, transfer, or sell any shares of capital stock of CCS.

     5.5. CCS Public Documents. Since January l, 1995, CCS has filed and, through the Closing will file, all forms, reports, and documents required to be filed with the Securities and Exchange Commission pursuant to the federal securities laws and the rules and regulations promulgated thereunder. Prior to the date hereof, CCS has delivered to Vendell copies of the CCS Public Documents. As of their respective dates, the CCS Public Documents complied, and all CCS Public Documents filed through the Closing will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder. As of their respective dates, the CCS Public Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated balance sheets included in the CCS Public Documents (including the related notes and schedules) fairly present, in all material respects, the consolidated financial position of CCS as of their respective dates and each of the consolidated statements of income, stockholders' equity, and cash flows included in the CCS Public Documents (including any related notes and schedules) fairly present, in all material respects, the results of operations, stockholders' equity, and cash flows of CCS for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein.

     5.6. Exemption from Registration. The shares of CCS Common Stock to be distributed to Vendell, and subsequently to the Holders of Allowed Class 3 Claims (which includes the Noteholders) under this Agreement and pursuant to the Plan of Reorganization will, assuming approval of the Plan of Reorganization by the Bankruptcy Court, be issued in a transaction exempt from registration under the Securities Act in accordance with 11 U.S.C. ss.1145, and will not require registration under any state or local securities laws, and such distribution will be deemed to be a public offering of such CCS Common Stock. Such shares of CCS Common Stock can be resold by the holders thereof, without registration of such shares under the Securities Act or under state or local securities laws, in reliance upon Section 1145 of the Bankruptcy Code, provided that the recipient of the securities is not an "underwriter" as that term is defined by Section 1145(b) and is not an "affiliate" (as such term is defined in the Securities
Act) or does not become an "affiliate" of CCS after the transaction. The certificates representing the shares of CCS Common Stock will not bear any restrictive legends.

     5.7. No Material Adverse Change. Since the date of the CCS Latest Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets or financial condition of CCS or its subsidiaries.

     5.8. Brokers and Finders. No broker, agent, finder, or consultant or other person has been retained by or on behalf of CCS (other than legal or accounting advisors) or is entitled to be paid based upon any agreements or understandings made by CCS in connection with the transactions contemplated hereby, except that J.C. Bradford & Co. has been retained by CCS, at CCS's expense.

     5.9. Statements True and Correct. To the best of CCS's knowledge, no representation or warranty made by CCS herein, nor any statement or certificate furnished or to be furnished pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     5.10. Certain Limitations. Except as expressly set forth in this Agreement, or in a document, exhibit, schedule or certificate attached hereto or contemplated hereby, Buyer is not making any representation or warranty regarding itself, the CCS Common Stock, or any other matter whatsoever, and Buyer expressly disclaims any other representations or warranties.

ARTICLE 6. ACCESS TO INFORMATION AND DOCUMENTS

     6.1. Access to Information. Between the date hereof and the Closing Date, each of Vendell and CCS will give to the other party and its counsel, accountants and other representatives full access to all the Assets and Books or Records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. In addition, Vendell will permit CCS and its representatives to visit the Hospitals and discuss with the employees and medical staffs of the Hospitals such matters as such representatives deem appropriate. In addition, Vendell shall make available to CCS all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Vendell's banking, investment, and financial arrangements with those of CCS on the Closing Date.

     6.2. Return of Records. If the transactions contemplated hereby are not consummated and this Agreement terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Article 6 or otherwise. All information disclosed by any party or any affiliate or such party shall be deemed to be confidential information, unless and until such information becomes public otherwise than through the act or omission of the other party. Each party agrees that it will not cause any confidential information to be disclosed to unauthorized persons and that it will not, without the prior written consent of the affected person, disclose or make use of such confidential information except in connection with the transactions contemplated by this Agreement or as otherwise required by applicable law.

     6.3. Effect of Access.

          (a) Nothing contained in this Article 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

          (b) With respect to matters to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

ARTICLE 7. COVENANTS

     7.1. Conduct of Business. Prior to the Closing Date, except pursuant to an order of the Bankruptcy Court or with the prior written consent of CCS, Seller shall:

          (a) conduct the Business in substantially the same manner as presently being conducted, refrain from entering into any transaction or Contract other than in the ordinary course of business and consistent with past practice, and not make any material change in its methods of management, marketing, accounting, or operations, except as required by Law or GAAP;

          (b) consult with CCS prior to undertaking any new business opportunity outside the ordinary course of business and inconsistent with past practice;

          (c) confer on a regular and frequent basis with one or more designated representatives of CCS to report material operational matters and to report the general status of ongoing business operations;

          (d) notify CCS of any unexpected change in the normal course of business or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property;

          (e) not enter into any new employment Contract with any employee whose salary is more than $50,000 per annum or, except in the ordinary course of business and consistent with past practice, any commitment to employees (including any commitment to pay retirement or other benefits);

          (f) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director, employee, agent or independent contractor of the Seller, whose gross compensation is in excess of $50,000, except general hourly rate increases and normal merit increases for employees made in the ordinary course of business and consistent with past practice;

          (g) except in the ordinary course of business and consistent with past practice, not (i) create or incur any Indebtedness, (ii) enter into or terminate any Lease Documents, or (iii) release or create any Liens of any nature whatsoever, except the Permitted Liens;

          (h) except in the ordinary course of business and consistent with past practice, make or commit to make any nonbudgeted capital expenditure in excess of $25,000, or enter into any lease of capital equipment as lessee or lessor;

          (i) except with respect to the Marketed Hospitals, not sell any Assets or make any commitment to sell the Assets other than in the ordinary course of business and consistent with past practice;

          (j) not make any changes in its accounting methods or practices, except for changes in its Tax accounting methods or practices that may be necessitated by changes in applicable Tax Laws or changes in its financial reporting practices necessitated by GAAP;

          (k) not take any action, or omit to take any action, which would cause the representations and warranties contained in Article 4 to be untrue or incorrect in any material respect;

          (l) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person other than in the ordinary course of business and consistent with past practice; and

          (m) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through
(m).

     7.2. Relationship with Employees, Suppliers, and Patients. At all times prior to the consummation of the transactions contemplated by this Agreement, Seller shall use its reasonable efforts consistent with past practice (without making any commitments other than in the ordinary course of business and consistent with past practice), to (i) preserve the Business intact, (ii) keep available its present key officers and employees, (iii) preserve the present relationships of each with its suppliers, physicians, advisers, patients, and payors and others having business relationships therewith, and (iv) take all steps reasonably necessary to maintain its intangible assets and Intellectual Property.

     7.3. Exclusive Dealings. Except with respect to the Marketed Hospitals, and except to the extent of the procedures set forth in the Sale Motion regarding notice and competitive bidding, to the extent such Sale Motion is approved by the Bankruptcy Court, Vendell agrees that neither it nor any of the Vendell Subsidiaries will, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of Vendell, a Vendell Subsidiary, or a Hospital, in whole or in part, whether through a purchase of assets or stock, merger, consolidation, or otherwise. Vendell agrees to immediately notify CCS of any contact between Vendell, the Vendell Subsidiaries or any of their representatives and any other person regarding any such offer or proposal or any related inquiry, describing the identity of the party making the contact and all terms of the proposal or offer.

     7.4. Filing of Bankruptcy Petition(s); Confirmation of Plan of Reorganization. Within five Business Days of the date hereof, Vendell shall file a bankruptcy petition under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. At the time of such filing, Vendell shall file the Disclosure Statement, Plan of Reorganization, and Sale Motion, substantially in the form of the exhibits attached hereto, and use its commercially reasonable efforts to obtain Bankruptcy Court approval of this Agreement, the Sale Motion and the Disclosure Statement and confirmation of the Plan of Reorganization. Unless on or before March 21, 1997, Rivendell-Michigan and Rivendell-Montana have entered into final settlement agreements with the governmental third party payors in Michigan and Montana, as applicable, which settlement agreements provide that Buyer will not have any obligation with respect to Liabilities of Rivendell-Michigan and Rivendell-Montana, as applicable, under the Medicare and Medicaid programs as administered in those states arising or relating to the period prior to Closing Date. Rivendell-Michigan and/or Rivendell-Montana, as the case may be, shall commence Chapter 11 bankruptcy proceedings and file a Sale Motion, Plan of Reorganization, and Disclosure Statement. To the extent there are conflicts or inconsistencies between this Agreement on the one hand and the Disclosure Statement, Plan of Reorganization, the Sale Motion or other bankruptcy motions, pleadings or proceedings, on the other hand, the terms of this Agreement shall govern as between Buyer and Seller. Without limiting the generality of the foregoing,

          (a) Vendell (and Rivendell-Montana and/or Rivendell-Michigan in the event either files a Chapter 11 bankruptcy petition as provided above) shall deliver to CCS copies of all documents filed with the Bankruptcy Court simultaneously upon their filing;

          (b) Vendell shall use its commercially reasonable efforts to obtain expedited approval by the Bankruptcy Court of the provisions of Section 8.6(b) of this Agreement within fifteen Business Days of the filing of the bankruptcy petition;

          (c) Vendell shall use its commercially reasonable efforts to obtain expedited approval by the Bankruptcy Court of that portion of the Sale Motion that provides that Vendell shall not accept a higher offer for the sale of the Hospitals or the Business (whether by way of a sale of assets or stock, merger, consolidation, or other similar transaction) unless the aggregate value of the consideration to be received by Seller pursuant to such offer is at least $750,000 greater than the aggregate Purchase Price (which shall include the assumption of the Assumed Liabilities);

          (d) Vendell (and Rivendell-Montana and/or Rivendell-Michigan in the event either files a Chapter 11 bankruptcy petition as provided above) shall not modify or amend the Plan of Reorganization in any material manner without the prior written consent of CCS, which consent will not be unreasonably withheld;

          (e) Vendell (and Rivendell-Montana and/or Rivendell-Michigan in the event either files a Chapter 11 bankruptcy petition as provided above) shall to the extent necessary or reasonably requested by CCS (notwithstanding confirmation of the Plan of Reorganization by the Bankruptcy Court), use its or their commercially reasonable efforts for a period not to exceed one year from the Closing Date to obtain the waiver, consent, and approval of all Persons (including any lenders) whose waiver, consent or approval (i) is required in order to consummate the transactions contemplated by this Agreement, or (ii) is required by any Lease Document, Contract, Order, or License to which either is a party or is subject.

     7.5. CCS Efforts to Obtain Bankruptcy Court Approval. CCS shall assist Vendell (and Rivendell-Montana and/or Rivendell-Michigan in the event either files a Chapter 11 petition) as reasonably requested by Vendell, in obtaining Bankruptcy Court approval of this Agreement, the Sale Motion, and the Disclosure Statement and confirmation of the Plan of Reorganization.

     7.6. Supplying of Financial Statements. As soon as reasonably practicable after they become available, but in no event more than thirty days following the end of each calendar month, Vendell shall deliver to CCS true and complete copies of its consolidated unaudited monthly financial statements for each calendar month ending subsequent to the date hereof in the format historically utilized by it.

     7.7. Issuance or Purchase of Securities. Between the date of this Agreement and the Closing Date, Vendell shall not (i) issue any additional capital stock or other security to any Person; (ii) declare, set aside or pay any dividend or make any other distribution in respect of its capital stock; (iii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock; or (iv) issue to any Person options, warrants or other rights to acquire any securities of Vendell.

     7.8. Amendment to Certificate of Incorporation or Bylaws. Vendell shall not amend its Certificate of Incorporation or Bylaws or those of the Vendell Subsidiaries between the date of this Agreement and the Closing Date without the prior written consent of CCS.

     7.9. Meeting of Stockholders. Vendell will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws and applicable law to call, give notice of, convene and hold a meeting of its Stockholders for the purpose of approving this Agreement and for such other purposes as may be necessary. Unless this Agreement shall have been validly terminated as provided herein, the Board of Directors of Vendell will (i) recommend to its Stockholders the approval of this Agreement and the transactions contemplated hereby and any other matters to be submitted to the Stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the transactions contemplated hereby, and (ii) use its reasonable, good faith efforts to obtain the approval by its Stockholders of this Agreement and the transactions contemplated hereby. Nothing contained herein shall affect the right of Vendell to take action by written consent in lieu of meeting to the extent permitted by applicable law and its Certificate of Incorporation and Bylaws.

     7.10. Exemption from State Takeover Laws. Seller shall use its reasonable efforts to exempt Vendell from the requirements of any state takeover Laws which would prevent or impede the consummation of the transactions contemplated hereby, by action of Vendell's Board of Directors or otherwise.

     7.11. Public Disclosures. CCS and Vendell will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law. The parties shall issue a joint press release, mutually acceptable to CCS and Vendell, promptly upon execution and delivery of this Agreement.

     7.12. Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit delivered by the notifying party under this Agreement promptly after the occurrence of the same.

     7.13. Other Actions. Between the date hereof and the Closing Date, neither Vendell nor CCS shall take any action that would, or reasonably might be expected to, result in any of its respective representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions set forth in this Agreement not being satisfied, or (unless such action is required by applicable law) which would have a Material Adverse effect on the ability of Vendell or CCS to obtain any consents or approvals required for the consummation of the transactions contemplated hereby.

     7.14. Cooperation.

           (a) CCS and Vendell shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction prior to the Closing Date in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective reasonable efforts to cause to be lifted any injunction prohibiting the transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

           (b) Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of CCS and Vendell shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any Subsidiaries or Affiliates of such party) with respect to this Agreement and to consummate the transactions contemplated hereby, subject to the conditions herein, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Agreement and the transactions contemplated hereby. Each of CCS and Vendell will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their Subsidiaries or Affiliates in connection with the foregoing.

     7.15. Title Matters. At the Closing, Vendell or one of the Vendell Subsidiaries shall own (i) good, marketable and insurable fee simple title to all of the Real Property, and (ii) good, marketable and insurable leasehold title to the Leased Property. Evidence of such good, marketable and insurable title shall be the issuance of one or more ALTA Owner's Policies of Title Insurance (10-17-92) or ALTA Leasehold Owner's Policies (10-17-92), in an aggregate amount equal to the portion of the Purchase Price allocated to the Real Property (collectively, the "Title Policies") which Vendell shall deliver, at CCS's sole cost and expense, to CCS at the Closing. The Title Policies (a) will be issued by a title insurance company or companies satisfactory to CCS (such company or companies hereinafter collectively called the "Title Company"),
(b) shall insure fee simple or leasehold (as applicable) title to the Real Property, in CCS, subject only to Permitted Encumbrances, that do not materially interfere with the use or impair the value of the Real Property, and such other exceptions that do not materially interfere with the use or impair the value of the Real Property, and (c) shall include such reinsurance pursuant to reinsurance agreements with direct access to the reinsurors as CCS may reasonably require. Such policies shall provide full coverage against mechanics' or materialmen's liens arising out of any work, labor, materials or services furnished or claimed to have been furnished to the Real Property or any part thereof prior to the Closing, and shall contain endorsements insuring over all other printed or standard general exceptions, a 3.1 zoning endorsement, contiguity endorsements (if the Real Property consists of more than one adjacent separately described parcel), affirmative coverage for specific existing access and such other endorsements as specified herein or as CCS may reasonably require to the extent available in the jurisdiction in which such Real Property is located.

     7.16. Opinions of Counsel. Buyer shall cause its counsel to render an opinion as to the transactions contemplated hereby similar in form and substance to Exhibit 7.16(A) attached hereto. Seller shall cause its counsel to render an opinion as to the transactions contemplated hereby similar in form and substance to Exhibit 7.16(B) attached hereto.

     7.17. Survival of Representations and Warranties; Indemnification.

           (a) The representations and warranties of the parties contained in Articles 4 and 5 of this Agreement shall survive for a period of six months from the effective date hereof, provided, however, that the representation in Section 5.6 hereof shall survive for a period of two years from the effective date hereof.

           (b) Vendell and each Vendell Subsidiary jointly and severally, in accordance with the Escrow Agreement, agree to indemnify and hold harmless Buyer, and each officer, director, employee, shareholder or other agent thereof and their respective estates (each being a "Buyer Indemnified Party"), from and against any and all claims, losses, damages, liabilities, and expenses (including without limitation, settlement costs and any legal or other fees or expenses for investigating or defending any actions or threatened actions) reasonably incurred by such Buyer Indemnified Party in connection with each and all of the following:

               (i) any misrepresentation or breach of any warranty made by Seller in this Agreement;

               (ii) the nonfulfillment or breach of any covenant, agreement, or obligation of Seller contained in or contemplated by this Agreement;

               (iii) any misrepresentation or breach of any warranty contained in any statement, certificate, or other document executed by Seller pursuant to this Agreement or in connection with the transaction contemplated by this Agreement;

               (iv) any misrepresentation or breach of the warranties of Seller made in Section 4.14 hereof, with such representations and warranties being construed as if they were not qualified by the knowledge of Seller, to the extent such misrepresentation or breach is based upon alleged breach of or noncompliance with healthcare regulatory Laws and are alleged in a third party claim, whether brought by a Governmental or Regulatory Authority or any other Person; and

               (v) any attempt (whether or not successful) by any person to cause or require such Buyer Indemnified Party to pay or discharge any Liability other than an Assumed Liability.

           (c) CCS shall, indemnify, defend, and hold harmless, Vendell, each Vendell Subsidiary and each officer, director, employee, shareholder, or other agent thereof and their respective estates (each being a "Seller Indemnified Party"), from and against any and all claims, losses, damages, liabilities, and expenses (including, without limitation, settlement costs and any legal or other fees or expenses for investigating or defending any actions or threatened actions) reasonably incurred by such Seller Indemnified Party in connection with each and all of the following:

               (i) any misrepresentation or breach of any warranty made by Seller in this Agreement;

               (ii) the nonfulfillment or breach of any covenant, agreement, or obligation of Seller contained in or contemplated by this Agreement;

               (iii) any misrepresentation or breach of any warranty contained in any statement, certificate, or other document executed by Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement; and

               (iv) any attempt (whether or not successful) by any person to cause or require such Seller Indemnified Party to pay or discharge any Assumed Liabilities.

           (d) Subject to the provisions of the Escrow Agreement, if in effect, an indemnified party shall promptly notify the indemnifying party of any claim, demand, action, or proceeding for which indemnification will be sought under this Section 7.17 of this Agreement, and, if such claim, demand, action, or proceeding is a third party claim, demand, action, or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action, or proceeding. In connection with any such third party claim, demand, action, or proceeding, Buyer and Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action, or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action, or proceeding and the indemnifying party proposes to accept such settlement, and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action, or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action, or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action, or proceeding is greater than the amount of the proposed settlement.

           (e) Until all Buyer Indemnified Parties have incurred losses aggregating $100,000, no amounts shall be paid to the Buyer Indemnified Party seeking indemnification from the Escrow Fund or otherwise. In the event such losses exceed $100,000 in the aggregate, the Buyer Indemnified Parties shall be entitled to payment from the Escrow Fund for all losses suffered which exceed $100,000, but shall not be authorized to otherwise seek monetary recourse from Vendell or the Vendell Subsidiaries. The aggregate monetary Damages of Vendell and the Vendell Subsidiaries to Buyer hereunder shall not exceed $500,000.

           (f) Buyer shall assert all claims for indemnification pursuant to
Section 7.17(b), if at all, on or before the date which is six months from the Closing Date. Seller shall assert all claims for indemnification pursuant to
Section 7.17(c), if at all, on or before the date which is six months from the Closing Date, except for a claim based on the breach of the representations of
Section 5.6 hereof, which claim shall be asserted on or before the date which is two years from the Closing Date.

     7.18. Employees. At the Closing, CCS covenants that it will hire all employees of Vendell and the Vendell Subsidiaries who are engaged in the Business other than employees of the Marketed Hospitals that are closed or sold prior to the Closing; provided, however, that such covenant shall not include any obligation to retain such employees for any period of time or to compensate such employees at any level. Buyer agrees to give credit to Vendell's employees for past service rendered to Vendell for purposes of determining eligibility to participate in Buyer's employee benefit plans. Vendell shall be responsible for all payments to employees which accrue because of this transaction, including severance payments or other similar payments. Notwithstanding anything herein to the contrary, Buyer shall be responsible for accrued vacation, sick pay, paid time off and unpaid health insurance claims to the extent included in the Final Adjustment Report pursuant to Section 3.3 hereof.

     7.19. Winding Up. Buyer acknowledges that it is the intention of Vendell and the Vendell Subsidiaries to dissolve, wind-up, and terminate as soon after the Closing Date as is practicable. As an accommodation to Vendell, without charge to Vendell, Buyer agrees that Vendell and the Vendell Subsidiaries shall be entitled to utilize the services of employees of Buyer to facilitate the winding up and liquidation of Vendell and the Vendell Subsidiaries so long as such utilization does not interfere in any material respect with the responsibilities of such employees to CCS. After the Closing, Buyer and Seller agree to provide each other with reasonable access to the other's Book and Records as they relate to the Business during normal business hours and upon reasonable notice. Vendell agrees that it shall engage the services of outside firms to handle tax return preparations, accounting, cost reports, litigation and disputes. Any reasonable out-of-pocket expenses incurred by Buyer or its employees in connection with the winding up and liquidation of Vendell shall be promptly reimbursed by Vendell. If at any time Buyer determines in its reasonable discretion that the accommodation contemplated by this Section 7.19 interferes in any material respect with the responsibilities of employees to Buyer or causes a material conflict of interest for Buyer, it shall be entitled to cease such accommodation.

     7.20. Reserves and Payment of Governmental Third Payor Claims. Vendell and each of the Vendell Subsidiaries (other than Rivendell-Michigan and Rivendell-Montana) covenant that they will satisfy, or make reasonable provision for the satisfaction of, all Liabilities of the Vendell Subsidiaries (other than Rivendell-Michigan and Rivendell-Montana) known to Seller as of the Closing Date, other than the Assumed Liabilities and the Senior Notes, prior to the disbursement of any portion of the Purchase Price by Vendell to the Holders of Allowed Class 3 Claims (which include the Noteholders). Without limiting the generality of the preceding sentence, on the Closing Date, Vendell shall cause each Vendell Subsidiary (other than Rivendell - Michigan and Rivendell - Montana), and each Vendell Subsidiary (other than Rivendell - Michigan and Rivendell - Montana) agrees, to fund an escrow, to be maintained by an independent third party and to be in such form as is reasonably and mutually agreeable to the Buyer and Seller, in cash in an amount that equals or exceeds such Vendell Subsidiary's "due to government" account reflected on its Books and Records as of the Closing Date. Such escrow shall be maintained until the earlier of (a) payment in full of the "due to government" account, or (b) settlement with the appropriate Governmental or Regulatory Authority with respect to the "due to government" account, which settlement shall provide that Buyer shall have no liability to such Governmental or Regulatory Authority with regard to such "due to government" account.

     7.21. Assignment of Contracts, Licenses, Rights, Etc. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, License, or any claim or any right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent or waiver of a third party thereto, would constitute a breach or violation thereof. Seller shall use its commercially reasonable efforts to obtain the consent or waiver of the other party to any of the foregoing to the assignment thereof to Buyer in all cases in which such consent or waiver is required for assignment or transfer. If such consent or waiver is not obtained, Seller agrees to use its commercially reasonable efforts to provide for Buyer the benefits thereunder.

ARTICLE 8. TERMINATION, AMENDMENT, AND WAIVER

     8.1. Termination. This Agreement may be terminated at any time prior to the
Closing:

          (a) by mutual written consent of CCS and Vendell;

          (b) by either CCS or Vendell:

              (i) if the Closing shall not have been consummated on or before 150 days from the date hereof, unless the failure to consummate the Closing is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling, or action restraining, enjoining, or otherwise prohibiting the consummation of the Closing or the calling or holding of a meeting of Stockholders; or

              (ii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such order, decree, ruling or other action shall have become final and non-appealable.

          (c) by either CCS or Vendell in the event that (i) all of the conditions to the obligations of such party to effect the transactions contemplated hereby set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the transactions contemplated hereby set forth in Section 9.2 (in the case of CCS) or Section 9.3 (in the case of Vendell) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(i);

          (d) by either CCS or Vendell in the event of a Third Party Acquisition Event; or

          (e) by CCS in the event either (i) the $500,000 fee described in
Section 8.6(b) of this Agreement or (ii) the $750,000 minimum Purchase Price increase referred to in Section 7.4(c) of this Agreement are not approved by the Bankruptcy Court within 15 Business Days of the filing of the bankruptcy petition provided that CCS must give Vendell notice of its election to terminate this Agreement within three (3) Business Days of the Bankruptcy Court's disapproval or failure to approve within such fifteen (15) Business Day period, as the case may be, or CCS shall be deemed to have waived its right to terminate under this Section 8.1(e) and the provisions of Section 8.6(d) shall apply.

     8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, this Section 8.2 and Section 8.6, and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

     8.3. Amendment. This Agreement may be amended by the parties at any time, but only by an instrument in writing signed on behalf of each of the parties.

     8.4. Extension; Waiver. At any time prior to the Closing, the parties may
(i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisions of Section 8.4, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, except as otherwise provided in the Agreement.

     8.5. Procedure for Termination, Amendment, Extension, or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3, or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of CCS or Vendell, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

     8.6. Expenses; Break-up Fees.

          (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense and such costs of Seller shall not be Current Liabilities for any purpose under this Agreement. Notwithstanding anything to the contrary herein, costs and fees of Vendell and any Vendell Subsidiary related to the administration of the bankruptcy proceeding shall not be an Assumed Liability or Current Liability for any purpose of this Agreement.

          (b) In the event this Agreement is terminated pursuant to Section 8.1(d), Seller shall pay to CCS a fee of $500,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by CCS and the value of management time, overhead, opportunity costs, and other unallocated costs of CCS incurred by or on behalf of CCS in connection with this Agreement. Seller shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such fee to be paid to CCS upon such consummation. Vendell shall use commercially reasonable efforts to ensure that Payment of the fee provided by this Section 8.6(b) shall be treated and paid as an administrative expense of Vendell's bankruptcy estate or estates, whether in the Bankruptcy Court or in any other United States Bankruptcy Court, by voluntary or involuntary petition, or under Chapter 7 or Chapter 11 of the Bankruptcy Code.

          (c) Each party acknowledges that the provisions for the payment of fees and allocation of expenses contained in Section 8.6(b) are an integral part of the transactions contemplated by this Agreement and that, without these provisions, the other parties would not have entered into this Agreement. Accordingly, if such fee shall become due and payable by any party, and such party shall fail to pay such amount when due pursuant to this Section 8.6, and, in order to obtain such payment, suit is commenced which results in a judgment against such party therefor, such party shall pay the other party's reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on an any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the Prime Rate. The obligation of the parties under this
Section 8.6 shall survive any termination of this Agreement.

           (d) In the event that a Bankruptcy Court order or orders provide for a fee different in amount (including no provision for any fee) than that provided for in Section 8.6(b) or a minimum Purchase Price increase different than the minimum Purchase Price increase referred to in Section 7.4(c), Sections 8.6(b) and 7.4(c) shall be automatically modified to reflect those modified amounts, if any; provided, however, that such modification shall not affect CCS's right to terminate this Agreement pursuant to Section 8.1(e) hereof.

ARTICLE 9. CONDITIONS TO CLOSING

     9.1. Mutual Conditions. The respective obligations of each party to effect the Closing shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by CCS and Vendell):

          (a) none of CCS or Vendell nor any of their respective Subsidiaries shall be subject to any Order by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the transactions contemplated hereby or (ii) would impose any material limitation on the ability of CCS effectively to exercise full rights of ownership of any material portion of the Assets or Business of Seller;

          (b) no Law shall have been enacted by any Governmental or Regulatory Authority that makes the consummation of any transaction contemplated hereby illegal; and

          (c) Vendell (and Rivendell-Michigan, and/or Rivendell-Montana if either files a Chapter 11 bankruptcy petition pursuant to Section 7.4 of this Agreement) shall have obtained a final nonappealable order or orders from the Bankruptcy Court confirming the Plan of Reorganization or approving the Sale Motion, which order or orders approve all terms and conditions of this Agreement, including, without limitation, the sale of the Assets, free and clear of all Liens, except the Permitted Liens.

     9.2. Conditions to Obligations of CCS. The obligations of CCS to be discharged under this Agreement at the Closing shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by CCS):

          (a) Each of the agreements of Seller to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and Seller shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof, unless such nonperformance (or such nonperformance and all other instances of nonperformance under this Section 9.2(a) plus inaccuracies under Section 9.2(b)) results in a Material Adverse change of $750,000 or less;

          (b) Each of the representations and warranties of Vendell and the Vendell Subsidiaries set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), or such inaccuracies (or such inaccuracy and all other innaccuracies under this Section 9.2(b) plus all instances of nonperformance under Section 9.2(a)) result in a Material Adverse change of $750,000 or less. CCS and each of the CCS Subsidiaries shall have been furnished with a certificate, executed by a duly authorized officer of Vendell, dated the Closing Date, certifying in such detail as CCS may reasonably request as to the fulfillment of the foregoing conditions;

          (c) CCS shall have obtained, or obtained the transfer of, any Licenses necessary to allow the CCS Subsidiaries to operate the Business (other than the Marketed Hospitals), unless the failure to obtain such transfer or approval would not have a Material Adverse effect on CCS;

          (d) Assumption and assignment of all Leases, Contracts, and other executory contracts that CCS desires to assume shall have been approved by the Bankruptcy Court pursuant to the Sale Motion or the Plan of Reorganization, pursuant to a final, non-appealable order of the Bankruptcy Court, unless CCS, at its sole option, waives the requirement that any order approving this transaction pursuant to 11 U.S.C. ss.363(b)(f) and (m) not be final (the option of waiver of the finality requirement shall be for the sole benefit of CCS);

          (e) Buyer shall not have become aware of any reason why it should not reasonably expect to receive within a reasonable time after the Closing, Medicare and Medicaid provider contracts (on terms substantially similar to existing provider contracts) and numbers for each of the Hospitals transferred to Buyer hereunder (except the facility in Utah), and Seller shall have assisted Buyer, in Buyer's reasonable satisfaction, in preparing each Hospital to pass any surveys or inspections required by such third party payor as a condition of obtaining new provider agreements and provider numbers.

          (f) Seller shall have made such arrangements to pay or provide payment assurances to Florida Governmental or Regulatory Authorities as may be required to cause the issuance of Florida licenses as contemplated by Fla. Stat. ss.395.003;

          (g) The Hospital operated as Rivendell of Utah shall be closed, with all patients discharged;

          (h) With respect to each Vendell Subsidiary, except Rivendell-Michigan or Rivendell-Montana in the event that either files a Chapter 11 bankruptcy petition pursuant to Section 7.4, Seller shall at its expense provide to Buyer one of the following: (i) a certificate of the chief financial officer of Vendell and of such Vendell Subsidiary certifying that, immediately



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prior to the Closing and again after the consummation of the transactions contemplated hereby, (y) the book value of the assets of such Vendell Subsidiary exceeds the book value of such Vendell Subsidiary's total liabilities (including contingent liabilities), with such assets and liabilities being calculated in accordance with GAAP, consistently applied, and (z) such Vendell Subsidiary is in a condition to pay its debts as they mature and as they become due; or (ii) a valuation of such Vendell Subsidiary's Assets and Assumed Liabilities by an independent third party acceptable to Buyer that is an expert in the field of valuations establishes the fair consideration to be received by such Vendell Subsidiary in exchange for the Assets and Assumed Liabilities of such Vendell Subsidiary and Seller certifies to Buyer that such fair consideration will be paid to such Vendell Subsidiary and applied to the Liabilities of such Vendell Subsidiary;

          (i) Either (i) Rivendell-Michigan and Rivendell-Montana shall have entered into final settlement agreements with the governmental third party payors in Michigan or Montana that provide, or (ii) appropriate final order(s) shall have been entered by the Bankruptcy Court approving the Sale Motion or the Plan of Reorganization that provide, in either case, that Buyer will not have any obligation for Liabilities of Rivendell-Montana or Rivendell-Michigan for obligations under the Medicare and Medicaid programs as administered in those states arising or relating to the period prior to Closing Date; and

          (j) Seller shall have entered into a written settlement agreement with Governmental or Regulatory Authorities with respect to Seller's Florida operations, which agreement shall release all successors of Seller, including Buyer, from any liability arising out of any matter which is within the scope of the Governmental Authority's review of Seller's Florida operations and shall not impose any material limitations on the ability of CCS or the CCS Subsidiaries to provide services in Florida or elsewhere or to Persons receiving benefits from any Governmental Authority, and a plea agreement shall have been negotiated and signed covering all pending criminal charges against Seller in Florida.

     9.3. Conditions to Obligations of Vendell. The obligations of Vendell to be discharged under this Agreement at the Closing shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Vendell):

          (a) Each of the agreements of Buyer to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and Buyer shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof; and

          (b) The representations and warranties of each of CCS and the CCS Subsidiaries set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date except to the extent that such representations and warranties expressly relate to an earlier date (in which case such



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





representations and warranties shall be true and correct on and as of such earlier date) or such inaccuracies result in a Material Adverse change of $750,000 or less. Vendell shall have been furnished with a certificate, executed by duly authorized officers of CCS and the CCS Subsidiaries, dated the Closing Date, certifying in such detail as Vendell may reasonably request as to the fulfillment of the foregoing conditions.

ARTICLE 10. MISCELLANEOUS

     10.1. Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time.

                  If to CCS:

                           Children's Comprehensive Services, Inc.
                           805 South Church Street
                           Murfreesboro, Tennessee 37103
                           Attention:  Chief Executive Officer
                           Facsimile:  615/896-5068

                  With a copy to:

                           Leigh Walton, Esq.
                           Bass, Berry & Sims PLC
                           2700 First American Center
                           Nashville, Tennessee  37238-2700
                           Facsimile:  615/742-6298

                  If to Vendell:

                           Vendell Healthcare, Inc.
                           3401 West End Avenue, Suite 500
                           Nashville, Tennessee 37203-1070
                           Attention:  Chief Executive Officer
                           Facsimile:  615/269-7525



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





                  With a copy to:

                           David A. Bronner, Esq.
                           Katten Muchin & Zavis
                           525 West Monroe Street, Suite 1600
                           Chicago, Illinois  60661-3693
                           Facsimile:  312/902-1061

All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next business day following the deposit of such communications with an overnight courier.

     10.2. Further Assurances. Each party hereby agrees to perform any further acts, including providing reasonable access to such other party's Books and Records and facilities and properties, and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     10.3. Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Tennessee, applied without giving effect to any conflicts-of-law principles.

     10.4. Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     10.5. Integration of Exhibits. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     10.6. Entire Agreement. This instrument, including all Exhibits attached hereto and that certain Confidentiality Agreement between the parties hereto, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby, including that certain Amended and Restated Exclusivity Agreement. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge, or termination is sought.



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





     10.7. Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     10.8. Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Notwithstanding the foregoing, it is intended that the Noteholders shall be considered third party beneficiaries of this Agreement so long as such Noteholders act by and through an agent appointed by at least 51% of the outstanding balance of the Senior Notes as of the Record Date of the Plan of Reorganization. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     10.9. Legal Fees and Costs. In the event either Buyer or Seller elects to incur legal expenses to remedy a failure to perform by the other party when all conditions to Closing set forth in Article 9 have been satisfied, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

     10.10. Remedies Exclusive. The remedies provided for in this Agreement shall constitute the exclusive remedies of the parties for money Damages resulting from or arising out of the provisions of this Agreement which may be asserted after the Closing.

     10.11. Sales Taxes. Each of Vendell and CCS agrees to pay one-half of the sales taxes and other similar state transfer taxes which become due as a result of the consummation of the transactions herein contemplated.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]






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





     IN WITNESS WHEREOF, CCS, Vendell and the Vendell Subsidiaries have caused this Asset Purchase Agreement to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                     CHILDREN'S COMPREHENSIVE SERVICES, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     VENDELL HEALTHCARE, INC.


                                     By:____________________________________
                                         Chief Executive Officer



                                     VENDELL SUBSIDIARIES:

                                     RIVENDELL OF ARKANSAS, INC.


                                      By:____________________________________
                                        Chief Executive Officer

                                     RIVENDELL OF KENTUCKY, INC.


                                     By:____________________________________
                                         Chief Executive Officer

                                     RIVENDELL OF MICHIGAN, INC.


                                     By:____________________________________
                                         Chief Executive Officer

                                     RIVENDELL OF MONTANA, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     RIVENDELL OF BAY COUNTY, INC.


                                     By:____________________________________
                                        Chief Executive Officer


                                     RIVENDELL OF UTAH, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     RIVENDELL HOUSTON PSYCHIATRIC
                                     CENTER, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     RIVENDELL WICHITA FALLS PSYCHIATRIC
                                     CENTER, INC.


                                     By:____________________________________
                                         Chief Executive Officer

                                     VENDELL MANAGEMENT COMPANY


                                     By:____________________________________
                                         Chief Executive Officer


                                     ALTACARE OF ALABAMA, INC.


                                     By:____________________________________
                                        Chief Executive Officer


                                     ALTACARE OF ARKANSAS, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     ALTACARE OF DELAWARE, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     ALTACARE OF FLORIDA, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     ALTACARE OF KENTUCKY, INC.


                                     By:____________________________________
                                         Chief Executive Officer

                                     ALTACARE OF MICHIGAN, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     BEHAVIORAL CARE MANAGEMENT, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     EMERALD COAST ADVANTAGE, INC.


                                     By:____________________________________
                                         Chief Executive Officer


                                     BEHAVIORAL HEALTH SERVICES OF MICHIGAN


                                     By:____________________________________
                                         Chief Executive Officer


                                     VENDELL OF FLORIDA, INC.


                                     By:____________________________________
                                         Chief Executive Officer